UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant X	Filed by a Party other than the Registrant O
Check the appropriate box:

O	Preliminary Proxy Statement

O	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

X	Definitive Proxy Statement

O	Definitive Additional Materials

O	Soliciting Material under § 240.14a-12

Loar Holdings Inc.
(Name of Registrant as Specified in Its Charter)
___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply)

X	No fee required.

O	Fee paid previously with preliminary materials.

O	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LOAR GROUP

WARNING
CAUTION
ARMED
STBY
PILOT
AUX. AIR
CO-PILOT

www.loargroup.com • ir@loargroup.com • NYSE: LOAR

Notice of 2025 Annual Meeting of Shareholders and Proxy Statement www.loargroup.com ir@loaegroup.com NYSE: LOAR

April 22, 2025

Fellow stockholders:

Since founding the company in 2012, we have strived to build Loar into an industry-leading aerospace and defense component supplier. Our business approach, which couples strong organic growth with our proven acquisition strategy, has created one of the most unique companies in our industry, resulting in an historic year for our company, shareholders, and teammates. We are excited to welcome all the new owners of Loar and thank you for your trust and investment.

To our public investors (partners), on behalf of our Board of Directors and our teammates, we want to thank you for your confidence and investment in Loar Holdings Inc. (Loar). As you know, 2024 was a year of transformation for the company. We effected a successful initial public offering (IPO), closed the largest acquisition in Loar’s history (Applied Avionics), and recorded record financial performance, all while continuing to execute on our core value drivers. … Launching new products, Optimizing productivity, Achieving price above inflation and Readying talent. Our execution of these value drivers resulted in record sales and Adjusted EBITDA in 2024 - levels that we expect to continue to surpass as we move forward through the collective efforts of 1,500 of the best teammates in the world. We have just two words for our mates … THANK YOU.

With a successful 2024 behind us, we now look to the journey ahead. A journey that will be unique to Loar, supported by the foundation of our value drivers, culture, commitment to always having a curious mind, and an unrelenting growth mindset. We are therefore pleased to invite our Partners to join us at our inaugural annual meeting as a public company. The annual meeting will be a virtual stockholder meeting, conducted via live webcast at www.virtualshareholdermeeting.com/LOAR2025 on Tuesday, June 3, 2025 at 10 a.m., Eastern Time, at which you can submit questions and vote online.

We ask for your support on the voting items in our proxy to enable us to continue to execute on our focus of building world-class products for our customers and delivering strong financial results for our stockholders. Whether or not you plan to participate in the annual meeting, we strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

Sincerely,

Dirkson Charles	Brett Milgrim
President, Chief Executive Officer and Executive Co-Chairman	Executive Co-Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS        To Be Held on June 3, 2025

Dear Stockholders:

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (together with any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of Loar Holdings Inc., a Delaware corporation. The Annual Meeting will be exclusively held virtually via live webcast at www.virtualshareholdermeeting.com/LOAR2025 on Tuesday, June 3, 2025 at 10 a.m., Eastern Time. The virtual format of the Annual Meeting allows us to preserve stockholder access while saving time and money for both us and our stockholders. With a virtual format you will be able to vote and submit questions during the Annual Meeting, and we encourage you to attend online and participate.

The Annual Meeting will take place to address the purposes outlined in the accompanying materials.

1.

To elect four nominees for Class I directors: Dirkson Charles, Anthony M. Carpenito, Taiwo Danmola and Paul S. Levy, each to hold office until our annual meeting of stockholders in 2028 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To amend the Loar Holdings Inc. 2024 Equity Incentive Plan; and

4.	To conduct any other business properly brought before the Annual Meeting.

A printed copy of our proxy materials, including a proxy card, the proxy statement for the Annual Meeting (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Annual Report”), is being mailed to our stockholders on or about April 22, 2025 and sent by e-mail to our stockholders who have opted for such means of delivery on or about April 22, 2025. The proxy materials provide instructions on how to vote online or by telephone. The Proxy Statement and our 2024 Annual Report can also be accessed directly at www.proxyvote.com using the control number located on your proxy card, or in the instructions that accompanied the proxy materials.

Our board of directors has fixed the close of business on April 21, 2025 as the record date for the Annual Meeting. Only holders of record of shares of our common stock as of the close of business on April 21, 2025 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Michael J. Manella
Vice President, General Counsel and Secretary,
White Plains, New York
April 22, 2025

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee, and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

Proxy Summary

Annual Meeting Details

Date & Time	Location	Record Date

Tuesday, June 3, 2025 10:00 a.m. Eastern time	Virtually via live webcast on the internet at www.virtualshareholdermeeting.com/LOAR2025	April 21, 2025

Only shareholders of record as of the close of business on the record date are entitled to vote at the annual meeting. Proxy materials are first being sent or made available to shareholders on April 22, 2025.

Proposals		Recommendation of the Board	Page #

1	Election of 4 director nominees to our board of directors	FOR each nominee	10

2	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	22

3	Approval of Amended and Restated Loar Holdings Inc. 2024 Equity Incentive Plan	FOR	25

Ways to Vote

For more detailed information, see the section entitled “How can I vote?” on page 7.

Online	By Phone	By Mail	During the Meeting

You may vote online prior to the annual meeting by visiting www.proxyvote.com	If you received a proxy card by mail, by dialing (via touch-tone telephone) the toll-free phone number on your proxy card under “Vote by Phone” and following the instructions	If you received printed copies of the proxy materials, you may vote by mail	You may vote during the Annual Meeting by following the instructions available on the meeting website

Loar Holdings Inc.

20 New King Street

White Plains, New York 10604

Proxy Statements

for the 2025 Annual Meeting of Stockholders

To Be Held at 10 a.m., Eastern Time, on Tuesday, June 3, 2025

Our board of directors is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (together with any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of Loar Holdings Inc., a Delaware corporation, for the purposes set forth in this proxy statement for the Annual Meeting (this “Proxy Statement”). The Annual Meeting will be exclusively held virtually via live webcast on the internet on Tuesday, June 3, 2025 at 10 a.m., Eastern Time. Beginning on or about April 22, 2025, the Company mailed the Notice of Annual Meeting of Shareholders, our Proxy Statement and form proxy card for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on April 21, 2025 (the “Record Date”), you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/LOAR2025 and vote on the proposals described in this Proxy Statement.

In this Proxy Statement, we refer to Loar Holdings Inc. as “Loar,” “the Company,” “we,” “us,” or “our” and the board of directors of Loar as “our board of directors.” The 2024 Annual Report accompanies this Proxy Statement.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained elsewhere in this Proxy Statement.

You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Questions and Answers About the Annual Meeting

What are proxy materials?

As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. A Proxy Statement is a document that includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares at the Annual Meeting. The proxy materials for the Annual Meeting include a proxy card, the Proxy Statement and the 2024 Annual Report. The accompanying proxy is delivered and solicited on behalf of the board of directors of Loar in connection with the Annual Meeting, which will be exclusively held virtually via live webcast on the internet at www.virtualshareholdermeeting.com/LOAR2025 on June 3, 2025 at 10 a.m., Eastern Time.

Will I receive proxy materials by mail?

Beginning on or about April 22, 2025, the Company mailed the Notice of Annual Meeting of Shareholders, our Proxy Statement and form proxy card for the Annual Meeting and the 2024 Annual Report. The Company’s Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

What am I voting on? There are three matters scheduled for a vote at the Annual Meeting:

Proposal 1	Proposal 2	Proposal 3

Election of Dirkson Charles, Anthony M. Carpenito, Taiwo Danmola and Paul S. Levy as Class I directors, each to hold office until our annual meeting of stockholders in 2028 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal.

	Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	Approval of Amended and Restated Loar Holdings Inc. 2024 Equity Incentive Plan.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of each of Dirkson Charles, Anthony M. Carpenito, Taiwo Danmola and Paul S. Levy as a Class I director;

●	“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

●	“FOR” the approval of the Company’s Amended and Restated Loar Holdings Inc. 2024 Equity Incentive Plan.

How many votes are needed for approval of each proposal?

The voting requirements for each proposal being voted on at the Annual Meeting, as well as the effect of votes withheld, abstentions, and broker non-votes, if any, are as follows:

●

Proposal One: Election of Class I directors requires a plurality of the votes properly cast for the applicable nominee to be elected. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may vote “For” or “Withhold” on each of the nominees on this proposal. Proposal One is considered to be a “non-routine” matter under the rules of the New York Stock Exchange (the “NYSE”), meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Shares voting “Withhold” and broker non-votes will have no effect on the outcome of the vote on this proposal.

●

Proposal Two: Ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes properly cast on this proposal. You may vote “For,” “Against,” or “Abstain” on this proposal. Proposal Two is considered to be a “routine” matter under the rules of the NYSE. Accordingly, if you beneficially own your shares and do not provide voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Two by your brokerage firm, bank, or other nominee in its discretion. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

●

Proposal Three: Approval of the Company’s Amended and Restated Loar Holdings Inc. 2024 Equity Incentive Plan requires the affirmative vote of a majority of the votes properly cast on this proposal. You may vote “For,” “Against,” or “Abstain” on this proposal. Proposal Three is considered to be a “non-routine” matter under the rules of the NYSE, meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Shares voting “Withhold” and broker non-votes will have no effect on the outcome of the vote on this proposal.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:

●	“FOR” the election of each of Dirkson Charles, Anthony M. Carpenito, Taiwo Danmola and Paul S. Levy as a Class I director;

●	“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

●	“FOR” the approval of the Company’s Amended and Restated Loar Holdings Inc. 2024 Equity Incentive Plan.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in an account with a brokerage firm, bank, or other nominee (or in “street name”) and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?

If you are a beneficial owner of shares held in an account with a brokerage firm, bank, or other nominee (or in “street name”) and do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your brokerage firm, bank, or other nominee may still be able to vote your shares in its discretion. Under the rules of the NYSE, brokerage firms, banks, and other nominees that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. A broker non-vote occurs when a brokerage firm, bank, or other nominee has not received voting instructions from the beneficial owner of the shares and the brokerage firm, bank, or other nominee cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposal One and Proposal Three are considered to be “non-routine” under NYSE rules, meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Conversely, Proposal Two is considered to be “routine” under NYSE rules, meaning that if you do not return voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Two by your brokerage firm, bank, or other nominee in its discretion.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee as to how to vote your shares on matters considered to be “non-routine” under NYSE rules, the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Each of Proposal One and Proposal Three is a “non-routine” matter under NYSE rules and, therefore, broker non-votes may occur in connection with Proposal One or Proposal Three.

What is a quorum?

A quorum is the minimum number of shares or voting power required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws (our “Bylaws”) and Delaware law.

A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of our stock entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. As of the Record Date, there were 93,556,071 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each proposal.

Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Votes withheld, abstentions, and broker non-votes will be counted as shares present for purposes of the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn or postpone the Annual Meeting to another date.

What if another matter is properly brought before the Annual Meeting?

Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How do I attend and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting online via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/LOAR2025 by logging in with your control number. The meeting will start at 10 a.m., Eastern Time, on Tuesday, June 3, 2025. We recommend that you log in a few minutes before 10 a.m., Eastern Time, to ensure you are present when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

In order to enter the Annual Meeting live webcast, you will need your control number, which is located on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/LOAR2025.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/LOAR2025 using your control number, type your question into the “Ask a Question” field, and click “Submit.” When you log into the Annual Meeting, please review our rules of conduct, which have been prepared to ensure a productive and efficient meeting that is fair to all stockholders in attendance. We will answer as many questions as possible in the time allotted for the Annual Meeting. We will only answer questions that are submitted in accordance with the rules of conduct and are relevant to an agenda item to be voted on by stockholders at the Annual Meeting, subject to time constraints.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians available to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that is available online at www.virtualshareholdermeeting.com/LOAR2025.

Why are you holding a virtual meeting?

We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and our company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 93,556,071 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee

If, at the close of business on the Record Date, your shares were not held in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. Please refer to the voting instructions provided by your brokerage firm, bank, or other nominee. Many brokerage firms, banks, and other nominees enable beneficial owners to give voting instructions by telephone or over the internet as well as in writing. You are also welcome to attend the Annual Meeting and vote online during the meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your brokerage firm, bank, or other nominee. Follow the instructions from your brokerage firm, bank, or other nominee included with the proxy materials, or contact your nominee to request a proxy form. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/LOAR2025.

How many votes do I have?

Each holder of shares of our common stock will have one vote per share of common stock held as of the Record Date. The holders of the shares of our common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited.

How can I vote?

Your voting options depend on how you hold your shares.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”

●

To vote online in advance of the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Votes through the internet must be received by 11:59 p.m., Eastern Time, on June 2, 2025 to be counted.

●

To vote by telephone in advance of the Annual Meeting, call 1-800-690-6903 and follow the recorded instructions, including providing the control number located on your proxy card, or in the instructions that accompanied the proxy materials. Votes by telephone must be received by 11:59 p.m., Eastern Time, on June 2, 2025 to be counted.

●

To vote using a printed proxy card in advance of the Annual Meeting, complete, sign, and date a printed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card by 11:59 p.m., Eastern Time, on June 2, 2025, we will vote your shares as directed.

●

To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/LOAR2025, starting at 10 a.m., Eastern Time, on Tuesday, June 3, 2025. You will need to enter the control number located on your proxy card, or in the instructions that accompanied the proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee

If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a proxy card containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed, and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described in the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”

Can I change my vote or revoke my proxy after submitting a proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

●	Submit another properly completed proxy card with a later date;

●	Grant a subsequent proxy by telephone or through the internet;

●	Send a timely written notice that you are revoking your proxy to our Secretary via email at secretary@loargroup.com; or

●

Attend the Annual Meeting and vote online during the meeting. Attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K with the SEC to publish the preliminary results within four business days after the Annual Meeting and, within four business days after the final results are known to us, file an amendment to the Current Report on Form 8-K with the SEC to publish the final results.

Who is paying for this proxy solicitation?

We are paying for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Requirements for stockholder proposals to be considered for inclusion in the proxy materials

To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be submitted in writing by December 22, 2025, to our Secretary at Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary.

Requirements for stockholder proposals to be brought before the annual meeting

Our Bylaws provide that, for stockholder proposals not included in next year’s proxy materials to be considered at an annual meeting, stockholders must provide timely advance written notice thereof to our Secretary at Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2026 annual meeting of stockholders must be received by our Secretary in writing not later than the close of business on March 5, 2026 nor earlier than the close of business on February 3, 2026. However, if our 2026 annual meeting of stockholders is not held between May 4, 2026 and July 31, 2026, the notice must be received not later than the close of business on the later of (A) the 90th day prior to the 2026 annual meeting of stockholders and (B) the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made. Any such notice to the Secretary must include the information required by our Bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must satisfy the foregoing requirements under our Bylaws and provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than the close of business on April 10, 2026.

PROPOSAL ONE: Elections of Directors

Number of Directors; Board Structure

Our board of directors consists of ten directors. Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Our directors are divided into the three classes as follows:

●	the Class I directors are Dirkson Charles, Anthony M. Carpenito, Taiwo Danmola and Paul S. Levy, whose terms will expire at the Annual Meeting;

●	the Class II directors are Raja Bobbili, Alison Bomberg and Margaret (Peg) McGetrick, whose terms will expire at the annual meeting of stockholders to be held in 2026; and

●	the Class III directors are Brett Milgrim, David Abrams and M. Chad Crow, whose terms will expire at the annual meeting of stockholders to be held in 2027.

Each director’s term will continue until the election and qualification of their successor, or their earlier death, resignation or removal.

Nominees

At the recommendation of our nominating and corporate governance committee, our board of directors has nominated Dirkson Charles, Anthony M. Carpenito, Taiwo Danmola and Paul S. Levy for re-election as Class I directors at the Annual Meeting. If re-elected, each of Mr. Charles, Mr. Carpenito, Mr. Danmola and Mr. Levy will serve as a Class I director until the annual meeting of stockholders to be held in 2028 and until their successor is elected and qualified, or until their earlier death, resignation or removal. Each of the nominees is a current Class I director and member of our board of directors. For information concerning the nominees, see the section titled “Information Regarding Director Nominees and Current Directors.”

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual meeting, the persons named as proxies may vote for a substitute nominee proposed by our board of directors. Alternatively, the proxies may vote only for the remaining nominees, leaving a vacancy on our board of directors. Our board of directors may fill a vacancy at a later date or reduce the size of our board of directors. Our management has no reason to believe that any of the nominees will be unwilling or unable to serve if re-elected as a director.

Vote Required

Directors are elected by a plurality of the votes properly cast at the Annual Meeting. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. If nominees are unopposed, election requires only a single “FOR” vote or more. Any shares voting “WITHHOLD” will have no effect on the outcome of the election of the nominees. Broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF DIRKSON CHARLES, ANTHONY M. CARPENITO, TAIWO DANMOLA AND PAUL S. LEVY AS A CLASS I DIRECTOR.

Information Regarding Director Nominees and Current Directors

The following table sets forth, for the Class I director nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of April 21, 2025:

Name	Age	Independent	Position

Class I director nominees for election at the Annual Meeting

Dirkson Charles	61		President, Chief Executive Officer, Executive Co-Chairman and Director

Anthony M. Carpenito(1)	50	X	Director

Taiwo Danmola(2)	65	X	Director

Paul S. Levy(1)(3)	77	X	Director

Class II directors continuing in office until the annual meeting of stockholders to be held in 2026

Raja Bobbili(3)	37	X	Director

Alison Bomberg(1)	56	X	Director

Margaret (Peg) McGetrick(2)	66	X	Director

Class III directors continuing in office until the annual meeting of stockholders to be held in 2027

Brett Milgrim	56		Executive Co-Chairman and Director

David Abrams(3)*	64	X	Director

M. Chad Crow(2)	57	X	Director

* Lead independent director.

(1) Member of the nominating and corporate governance committee.

(2) Member of the audit committee.

(3) Member of the compensation committee.

Nominees for Election at the Annual Meeting

Dirkson Charles founded Loar Group Inc. in 2012 and has served as President, Chief Executive Officer and Executive Co-Chairman since inception. He has served as President, Chief Executive Officer and Executive Co-Chairman of Loar Holdings Inc., formerly known as Loar Holdings, LLC, since its inception in 2017. He also served as Executive Manager and Co-Chairman of the Board of Managers of Loar Acquisition 13, LLC, a Delaware limited liability company (“LA 13”), from its inception in 2017 until its liquidation following our initial public offering. He joined our board of directors in connection with our initial public offering. From May 2007 to December 2010, Mr. Charles served as an Executive Vice President of McKechnie Aerospace responsible for all aspects of financial operations for this multinational organization. From February 1989 to May 2007, Mr. Charles was Executive Vice President and Chief Financial Officer with K&F Industries, a leading manufacturer of aviation wheels, brakes, fuel tanks and brake control systems. In addition, Mr. Charles was with Arthur Andersen and Company for five years where he supervised audit engagements and acquired expertise in the Securities and Exchange Commission rules and regulations. Mr. Charles currently serves as the Chairman of Doncasters Group Limited, a position he has held since March of 2020. Mr. Charles has also served as a Director of Builders FirstSource, Inc. since June 2022. Mr. Charles holds an undergraduate degree in public accounting and an M.B.A. in finance from Pace University. He is a certified public accountant in the State of New York.

Mr. Charles is the President, Chief Executive Officer and Executive Co-Chairman of Loar Holdings Inc., formerly known as Loar Holdings, LLC. That role, along with his service as a member of the board of directors of a public company, prior high-level leadership positions and his critical accounting skills as a licensed C.P.A. and from his prior experience in public accounting, make him an essential Board member.

Anthony M. Carpenito served as Manager on the Board of Managers of LA 13 from 2019 until its liquidation following our initial public offering. He joined our board of directors in connection with our initial public offering. Since April 2015, Mr. Carpenito has served at Abrams Capital Management, LLC, where he is currently Head of Private Capital Markets. Previously, Mr. Carpenito spent nearly 10 years in Credit Suisse’s Private Fund Group, including as Managing Director and Head of the Real Estate Private Fund Group. Prior to that role, he spent three years at GAMCO Investors in a hedge fund capital raising role. He started his career at Goldman Sachs, holding various roles in Controllers, emerging debt capital markets and asset management. Mr. Carpenito holds a B.A. in Economics and Political Science from Bucknell University and an M.B.A. from Columbia University.

Mr. Carpenito has extensive experience in private equity investing, financial matters, and knowledge and understanding of business and corporate strategy, including from his long tenure on the Board of Managers of LA 13.

Taiwo Danmola served as Manager on the Board of Managers of LA 13 from February 2024 until its liquidation following our initial public offering. He joined our board of directors in connection with our initial public offering. Mr. Danmola has served as the Managing Member of Taiwo Danmola LLC since January 2021. He has also served as the part-time Chief Accounting Officer of Global Infrastructure Solutions Inc. since 2021. Mr. Danmola has also served as Director of Security Mutual Life Insurance Company of New York since September 2022. Prior to his current positions, Mr. Danmola served as Assurance Partner at Ernst & Young, LLP from 2002 to 2020. Previously, Mr. Danmola served as Assurance Partner at Arthur Andersen, LLP. Since 2022, Mr. Danmola served as a non-Trustee member of the Audit Committee of the Brooklyn Public Library and was appointed, effective April 2023, to its Board of Trustees. Mr. Danmola holds a B.S. in Accounting and a Minor in Economics from St. John’s University. Mr. Danmola is a Certified Public Accountant in New York State.

Mr. Danmola has vast experience in accounting and auditing. Through his previous experience as an Assurance Partner at large auditing firms, he brings valuable knowledge to the Board and the Audit Committee.

Paul S. Levy served as Manager on the Board of Managers of LA 13 from its inception in 2017 until its liquidation following our initial public offering. He joined our board of directors in connection with our initial public offering.

Mr. Levy founded JLL Partners, a New York-based private equity firm, in 1988 and currently serves as its Managing Director. In addition, Mr. Levy is the Chairman of the Board of Directors of Builders FirstSource, Inc. Mr. Levy has also previously served on the boards of numerous private companies. In the last five years, Mr. Levy previously served on the boards of the following public companies: Patheon, Inc. and PGT Innovations, Inc. Mr. Levy holds a B.A. in History from Lehigh University and a J.D. from University of Pennsylvania.

Mr. Levy has vast experience investing in and managing a wide variety of businesses, including his long tenure on the Board of Managers of LA 13, and has served on the boards of directors of several public companies. Mr. Levy has also been a senior manager of a large company, general counsel of another company, and a practicing lawyer, bringing further breadth to his contributions to the Board.

Directors Continuing in Office Until the Annual Meeting of Stockholders to Be Held in 2026

Raja Bobbili served as Manager on the Board of Managers of LA 13 from its inception in 2017 until its liquidation following our initial public offering. He joined our board of directors in connection with our initial public offering. Since January 2014, Mr. Bobbili has served at Abrams Capital Management, LLC, where he is currently an Investment Analyst and Managing Director. Mr. Bobbili holds a B.S. in Electrical Engineering and Computer Science and a B.S. in Economics from the Massachusetts Institute of Technology, an M.B.A. from Harvard Business School and a J.D. from Harvard Law School.

Mr. Bobbili has extensive experience in private equity investing, financial matters, and knowledge and understanding of business and corporate strategy, including from his long tenure on the Board of Managers of LA 13.

Alison Bomberg served as Manager on the Board of Managers of LA 13 from its inception in 2017 until its liquidation following our initial public offering. She joined our board of directors in connection with our initial public offering. Since June 2015, Mrs. Bomberg has served at Abrams Capital Management, LLC, where she is currently a Managing Director and General Counsel. Previously, Mrs. Bomberg was a Partner in the Private Equity group of Ropes and Gray, LLP where she practiced law for 21 years. Mrs. Bomberg serves on the Advisory Board of the non-profit Boston Youth Symphony Orchestras. Mrs. Bomberg holds a B.A. in Foreign Policy from the University of Wisconsin-Madison and a J.D. from Boston University School of Law.

Ms. Bomberg has vast experience from her long tenure on the Board of Managers of LA 13. She serves as a senior lawyer of a large investment company. As a practicing lawyer, she brings valuable knowledge to the Board.

Margaret (Peg) McGetrick served as Manager on the Board of Managers of LA 13 from February 2024 until its liquidation following our initial public offering. She joined our board of directors in connection with our initial public offering. Ms. McGetrick has served as Director of Grantham, Mayo, Van Otterloo & Co. (“GMO”), an investment management company, since 2011. From 2016 to 2017, Ms. McGetrick served as the interim Chief Executive Officer of GMO when she stepped in from her Trustee position to manage a $70 billion global asset management firm through a corporate restructure and the hiring and onboarding of a new Chief Executive Officer. Previously, Ms. McGetrick was a Founding Partner and Portfolio Manager of Liberty Square Asset Management, a majority women-owned, multi-billion dollar hedge fund. Prior to that role, Ms. McGetrick served as Partner and Head of International Active at GMO. Ms. McGetrick has also served as Trustee of non-profit Save the Children US since 2017 and Trustee of Save the Children Association/Save the Children International Board since 2020. Ms. McGetrick holds a B.A. in Psychology and a B.S. in Business Management from Providence College, and an M.S. in Finance from Fairfield University.

Ms. McGetrick has extensive experience in investing, financial matters, and knowledge and understanding of business and corporate strategy, including from her long tenure at GMO. She will bring valuable knowledge to the Board and the Audit Committee.

Directors Continuing in Office Until the Annual Meeting of Stockholders to Be Held in 2027

Brett Milgrim has been the Executive Co-Chairman of Loar Holdings Inc., formerly known as Loar Holdings, LLC since 2017. He also served as Executive Manager and Co-Chairman of the Board of Managers of LA 13 from its inception in 2017 until its liquidation following our initial public offering. He joined our board of directors in connection with our initial public offering. From 1997 until his retirement in 2011, Mr. Milgrim was a Managing Director and Partner of JLL Partners, a New York-based private equity firm, where he was responsible for leading investments in JLL’s industrial vertical and has extensive experience in all areas of corporate finance and capital markets. His background involving the management of numerous aerospace and industrial companies is valuable in leading Loar’s overall corporate and acquisition strategies. Mr. Milgrim previously served in the Investment Banking department of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Milgrim currently serves on the Board of Directors of Builders FirstSource, Inc., a position he has held since 1999. Mr. Milgrim previously served as a director of Horizon Global Corporation until its acquisition in February 2023 and PGT Innovations, Inc. until its acquisition in March 2024. Mr. Milgrim holds an M.B.A. from The Wharton School of the University of Pennsylvania and a Bachelor’s Degree from Emory University.

Mr. Milgrim is the Executive Co-Chairman of Loar Holdings Inc., formerly known as Loar Holdings, LLC. That role, along with his knowledge regarding all aspects of corporate finance and capital markets and service on the boards of other public companies, make him an essential Board member.

David Abrams served as Manager on the Board of Managers of LA 13 from its inception in 2017 until its liquidation following our initial public offering. He joined our board of directors in connection with our initial public offering. Mr. Abrams founded Abrams Capital Management, LLC in 1999 and has been its Chief Executive Officer and Portfolio Manager since inception. Previously, Mr. Abrams was a senior investment professional with The Baupost Group of Boston, Massachusetts, for 10 years. Mr. Abrams holds a B.A. in History from the University of Pennsylvania.

Mr. Abrams has vast experience investing in a wide variety of businesses, including his long tenure on the Board of Managers of LA 13. He brings valuable knowledge to the Board.

M. Chad Crow served as Manager on the Board of Managers of LA 13 from February 2024 until its liquidation following our initial public offering. He joined our board of directors in connection with our initial public offering. Mr. Crow has served since April 2021 as a fractional Chief Financial Officer for Lone Star Pharmaceuticals, a pharmaceutical distribution company, and MAC Realty, a rental properties company. Previously, Mr. Crow joined Builders FirstSource, Inc. in September 1999, and held several roles of increasing responsibility thereafter. In 2009, Mr. Crow was named Senior Vice President and Chief Financial Officer; in 2014, he was promoted to President and Chief Operating Officer; and in 2017, he became a Director, President and Chief Executive Officer, serving in such roles until April 2021. Previously, he served in a variety of positions at Pier One Imports and Price Waterhouse LLP. Mr. Crow holds a B.B.A. in Accounting from Texas Tech University.

Mr. Crow has significant public company financial and executive experience. He has over 20 years of experience in senior and executive management and held a C.P.A. license for over 25 years. Through his previous experience as Chief Financial Officer and Chief Executive Officer of a publicly-traded company, Mr. Crow brings valuable knowledge to the Board and the Audit Committee.

Information Regarding the Board of Directors and Corporate Governance

Committees of Our Board of Directors

The standing committees of our Board consist of an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Board may also establish from time to time any other committees that it deems necessary or desirable.

The board of directors has extensive involvement in the oversight of risk management related to us and our business. Our chief executive officer and other executive officers will regularly report to the non-executive directors and the Audit Committee, the Compensation Committee and the Nominating and Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.

Audit Committee

We have an Audit Committee, consisting of Taiwo K. Danmola, who serves as the chair, M. Chad Crow and Margaret (Peg) McGetrick, each of whom qualifies as an independent director under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that each of Mr. Danmola, Mr. Crow and Ms. McGetrick qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing:

●	accounting, financial reporting, and disclosure processes;

●	adequacy and soundness of systems of disclosure and internal control established by management;

●	the quality and integrity of our financial statements and related notes thereto and the annual independent audit of our financial statements;

●	our independent registered public accounting firm’s qualifications and independence;

●	the performance of our internal audit function and independent registered public accounting firm;

●	our compliance with legal and regulatory requirements in connection with the foregoing;

●	compliance with our Code of Conduct;

●	overall risk management profile; and

●	preparing the audit committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Our Board has adopted a written charter for the Audit Committee, which is available on our website.

Compensation Committee
We have a Compensation Committee, consisting of Raja Bobbili, who serves as the chair, David Abrams and Paul S. Levy.
The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to:

●
the establishment, maintenance and administration of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to our long term success;

●	setting our compensation program and compensation of our executive officers, directors and key personnel;

●	monitoring our incentive compensation and equity-based compensation plans;

●	succession planning for our executive officers, directors, and key personnel;

●	our compliance with the compensation rules, regulations, and guidelines promulgated by NYSE, the SEC and other law, as applicable; and

●	preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
Our Board has adopted a written charter for the Compensation Committee, which is available on our website.
Nominating and Governance Committee
We have a Nominating and Governance Committee, consisting of Alison Bomberg, who serves as the chair, Anthony M. Carpenito and Paul S. Levy.
The purpose of the Nominating and Governance Committee is to:

●	advise our Board concerning the appropriate composition of our Board and its committees;

●	identify individuals qualified to become members of our Board;

●	recommend to our Board the persons to be nominated by our Board for election as directors at any meeting of stockholders;

●	recommend to our Board the members of our Board to serve on the various committees of our Board;

●	develop and recommend to our Board a set of corporate governance guidelines and assist our Board in complying with them; and

●	oversee the evaluation of our Board, our Board committees, and management.
Our Board has adopted a written charter for the Nominating and Governance Committee, which is available on our website.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
We have entered into certain indemnification agreements with our directors and are party to certain transactions with our stockholders described in “Certain Relationships and Related Party Transactions—Indemnification of Officers and Directors,” “Certain Relationships and Related Party Transactions—Registration Rights Agreement”

and respectively. In addition, certain of our stockholders are party to a voting agreement with respect to shares of our common stock described in “Certain Relationships and Related Party Transactions—Voting Agreement.”
Director Independence
Pursuant to the corporate governance listing standards of the NYSE, a director employed by us cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if our Board affirmatively determines that he has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
Our Board has affirmatively determined that each of our directors, other than Mr. Charles and Mr. Milgrim, qualifies as “independent” in accordance with the rules. In making its independence determinations, our Board considered and reviewed all information known to it (including information identified through directors’ questionnaires).
Lead Independent Director
Our corporate governance guidelines provide that one of our independent directors will serve as the lead independent director at any time when an independent director is not serving as the chairperson of the Board. David Abrams serves as our lead independent director. As lead independent director, Mr. Abrams presides over periodic meetings of our independent directors; coordinates activities of the independent directors; collaborates with the Executive
Co-Chairmen
of the Board to establish meeting agendas, approve the quality, quantity, and timeliness of materials sent to the full Board; approves Board meeting schedules; reviews and recommends committee memberships for the Board; lead discussions on the performance of the Chief Executive Officer; calls for executive sessions of the Board and chairing those sessions; serves as chair of Board meetings if the Executive
Co-Chairmen
are unavailable; facilitates discussions among independent directors on key issues outside of full board meetings, including oversight of the Chief Executive Officer and management succession and planning; authorizes the engagement of outside counsel and other advisors to report directly to the Board; confers with Audit Committee members and approve any proposed related party transactions (excluding matters where the Lead Independent Director is the subject of the conflict); and performs such additional duties as our Board may otherwise determine and delegate.
Background and Experience of Directors; Board Diversity
When considering whether directors and nominees have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
In evaluating director candidates, we consider, and will continue to consider in the future, factors including, personal and professional character, integrity, ethics and values, experience in corporate management, finance and other relevant industry experience, social policy concerns, judgment, potential conflicts of interest, including other commitments, practical and mature business judgment, and such factors as age, gender, race, orientation, experience, and any other relevant qualifications, attributes, or skills.
Meetings of the Board of Directors and Stockholders
Our business and affairs are managed by our management under the direction of our board of directors. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors held four (4) meetings (including regularly scheduled and special meetings) during the fiscal year ended December 31, 2024. For the fiscal year ended December 31, 2024, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the period that he or she served. We encourage our directors to attend our annual meetings of stockholders.

As required under applicable NYSE listing standards, our
non-management
directors also meet in regularly scheduled executive sessions at which only non-management
directors are present. During the fiscal year ended December 31, 2024, our non-management
directors met in executive session four (4) times. David Abrams, our lead independent director, presided over these executive sessions.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee considers director candidates recommended by stockholders. A stockholder that wishes to recommend a candidate for election to our board of directors may send a letter directed to our Secretary at Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary. The letter must include, among other things, the candidate’s name, business and residence addresses, biographical data, and the number of Loar shares held. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our board of directors is set forth in our Bylaws and corporate governance guidelines.
Stockholder Communications with the Board of Directors
Our board of directors provides to every stockholder the ability to communicate with our board of directors, as a whole, and with individual directors on our board of directors through an established process for stockholder communication. For a stockholder communication directed to our board of directors as a whole, stockholders may send such communication to the attention of our company’s Secretary via email to secretary@loargroup.com or via U.S. Mail or Expedited Delivery Service to Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attn: Chairperson of the Board of Directors, c/o Secretary.
For a stockholder communication directed to an individual director in his or her capacity as a member of our board of directors, stockholders may send such communication to the attention of the individual director via email to secretary@loargroup.com or via U.S. Mail or Expedited Delivery Service to Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attn: Name of Individual Director.
We will forward by U.S. Mail any such stockholder communication to each director to whom such communication is addressed and to the Chairperson of our board of directors in his or her capacity as a representative of our board of directors, at the address specified by each such director and the Chairperson of our board of directors. Our Chief Legal Officer will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of our company, or are deemed to be solicitations, advertisements, surveys, “junk” mail or mass mailings.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct that applies to all of our employees, directors, and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers.
We have adopted a Code of Conduct that applies to all of our directors, officers, and employees, including our chief executive officer and chief financial and accounting officer. Our Code of Conduct is available on our website. Our Code of Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation
S-K.
We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

The full text of our corporate governance guidelines and code of conduct is available on our website at https://ir.loargroup.com/corporate-governance/governance-documents under “Corporate Governance Guidelines” and “Code of Conduct,” respectively, and may also be obtained without charge by contacting our Secretary at Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During the fiscal year ended December 31, 2024, we have not granted any waivers from any provision of our code of conduct.
Prohibition on Hedging, Short Sales, and Pledging
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public
information or otherwise is not permitted to trade in company securities. Our board of directors has adopted an insider trading policy that applies to all of our employees, directors, and officers. This policy prohibits the following transactions in our company securities: short sales, the purchase or sale of derivative securities or hedging transactions, the use of our company securities as collateral subject to margin calls, and the pledge of our company securities as collateral for loans.
Timing Policies and Practices Regarding Equity Awards
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on the grant dates for equity awards or for the purpose of affecting the value of executive compensation. Furthermore, we do not take material nonpublic information into account when determining the timing and terms of such equity awards. In 2024, we did not grant any new equity awards to our named executive officers during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form
10-K,
or the filing or furnishing of any Company Form 8-K that disclosed any material non
-public information.
Performance-Based Compensation Recovery Policy
Effective April 16, 2024, our board of directors adopted a compensation recovery (“clawback”) policy as required by Rule
10D-1
under the Exchange Act and the corresponding NYSE listing standards. The clawback policy generally provides, subject to certain exceptions, that if we are required to prepare a restatement of our financial statements, we will recover from our executive officers any incentive-based compensation that was erroneously awarded in excess of the amount that otherwise would have been awarded based on restated amounts in the restated financial statements. The recovery period is the three completed fiscal years immediately preceding the date that our board of directors concludes that we are required to restate our financial statements. Incentive-based compensation includes any compensation that is granted, earned, or vested based on the attainment of a financial reporting measure of the Company.
In addition, as a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Director Compensation

Each of our non-employee directors is eligible to receive compensation for his or her service on our Board consisting of annual cash retainers of $100,000, payable quarterly. Mr. Abrams, Mr. Bobbili, Mrs. Bomberg, Mr. Carpenito and Mr. Levy have waived and intend to waive any such cash retainers payable to them.

In connection with our initial public offering, we offered first time non-employee directors the opportunity to make a one-time election to participate in a stock purchase and matching grant program, which provides that if the non-employee director purchased shares of our common stock (the “Purchased Shares”) (the date of the first such purchase, the “Purchase Date”) as part of the directed share program in our initial public offering or, with respect to an individual who becomes a non-employee director after the closing of our initial public offering, at fair value within 30 days following the date the individual becomes a non-employee director, then the company issued pursuant to the 2024 Plan a matching grant of fully vested shares of our common stock (the “Matching Grant Shares”) equal to 25% of the aggregate fair value of the purchased shares, up to a maximum aggregate matching grant of $500,000 per director. For any non-employee director who elected to participate in this program, the Matching Grant Shares are restricted from sale pursuant to the terms of the 2024 Plan as follows: all Matching Grant Shares are restricted from sale prior to the third anniversary of such non-employee director’s Purchase Date, provided that such non-employee director may sell up to 50% of his or her Purchased Shares beginning the day after the first anniversary of his or her Purchase Date and ending on the third anniversary of his or her Purchase Date, after which all such restrictions will cease.

On April 24, 2024, we granted 17,857 Matching Grant Shares to each of Mr. Crow, Mr. Danmola and Ms. McGetrick, each of whom is a non-employee director of the Company who purchased shares of common stock under the directed share program of our initial public offering.

Our directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws. Our Board may revise the compensation arrangements for our directors from time to time.

Director Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2024. Other than as set forth in the table and described more fully below, we did not pay any cash compensation, make any equity awards or non-equity awards, or pay any other compensation to any of the non-employee members of our board of directors in 2024 for their services as members of our board of directors. During the fiscal year ended December 31, 2024, Dirkson Charles, our President, Chief Executive Officer and Executive Co-Chairman, and Brett Milgrim, our Executive Co-Chairman, both served as members of our board of directors as well as employees. Mr. Charles and Mr. Milgrim did not receive any additional compensation for their services as members of our board of directors and therefore are not included in the table below. The total compensation earned by or paid to Mr. Charles and Mr. Milgrim is presented in the “Summary Compensation Table” in the section titled “Executive Compensation.”

Name	Fee Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

David Abrams(3)	N/A	None	None

Raja Bobbili(3)	N/A	None	None

Alison Bomberg(3)	N/A	None	None

Anthony M. Carpenito(3)	N/A	None	None

M. Chad Crow	$100,000	$500,000	$600,000

Taiwo Danmola	$100,000	$500,000	$600,000

Paul S. Levy(3)	N/A	None	None

Margaret McGetrick	$100,000	$500,000	$600,000

(1) Our non-employee directors became eligible to receive cash retainer payments effective as of the effective time of the registration statement for our IPO on April 24, 2024.

(2) The following table presents the aggregate number of stock awards held by our non-employee directors as of December 31, 2024.

Name	Number of Stock Awards Held as of December 31, 2024

David Abrams(3)	None

Raja Bobbili(3)	None

Alison Bomberg(3)	None

Anthony M. Carpenito(3)	None

M. Chad Crow	17,857

Taiwo Danmola	17,857

Paul S. Levy(3)	None

Margaret McGetrick	17,857

(3) Elected to waive right to receive any non-employee director cash compensation.

PROPOSAL TWO

Ratification of Appointment of Independent

Registered Public Accounting Firm

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our board of directors is submitting the appointment of EY to our stockholders for ratification at the Annual Meeting. EY has served as our independent registered public accounting firm since 2013.

Although ratification of the appointment of EY by our stockholders is not required by our Bylaws or otherwise, our board of directors is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate governance. In the event that the appointment of EY is not ratified by our stockholders, our audit committee will consider the outcome of the vote in determining whether or not to retain EY for the fiscal year ending December 31, 2025. Even if the appointment is ratified by our stockholders, our audit committee, in its sole discretion, may appoint a different independent registered public accounting firm for the fiscal year ending December 31, 2025 at any time if our audit committee believes that such a change would be in the best interests of Loar and its stockholders.

A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so chooses, and is also expected to be available to respond to appropriate questions from stockholders.

Pre-Approval Policies and Procedures

We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Our audit committee may pre-approve our independent registered public accounting firm to perform a specific project, set of services, or transaction for our company or certain categories of services for our company. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. Our audit committee has pre-approved all services provided by our independent registered public accounting firm since the pre-approval policy was adopted prior to our IPO.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents the fees billed by EY and its affiliates for professional services rendered with respect to the fiscal years ended December 31, 2024 and 2023.

	Fiscal Year Ended December 31,

	2024	2023

	(in thousands)

Audit Fees(1)	$1,827,600	$2,342,900

Audit-Related Fees(2)	$324,000	$526,500

Tax Fees(3)	$197,410	$259,100

All Other Fees	$0	$0

Total Fees	$2,349,010	$3,128,500

(1) “Audit Fees” consist of fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, and statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2023, this category also included fees for services provided in connection with our IPO.

(2) “Audit-Related Fees” consist of fees for due diligence in connection with acquisitions.

(3) “Tax Fees” consist of fees for professional services provided for tax advice and tax planning.

Vote Required

The affirmative “FOR” vote of a majority of the votes properly cast at the Annual Meeting is required to ratify the appointment of EY. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Report of the Audit Committee

of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and be filed with the SEC.

Members of the Audit Committee:

Taiwo K. Danmola (Chair)

M. Chad Crow

Margaret McGetrick

The information contained in this report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this report shall be deemed to be incorporated by reference into any filing of Loar under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that Loar specifically incorporates this report or a portion of it by reference.

PROPOSAL THREE

Amended and Restated Loar Holdings Inc.

2024 Equity Incentive Plan

In connection with the consummation of our initial public offering, our Board adopted, and our shareholders approved, our Loar Holdings Inc. 2024 Equity Incentive Plan (the “Existing Plan”), which provides that 9,000,000 shares are available for issuance with respect to awards granted under the Existing Plan. As of April 21, 2025, 8,946,429 shares of stock were available for issuance under the Existing Plan. The Compensation Committee, board of directors, and the Company’s management believe it is in the best interest of the Company and its shareholders to amend and restate the Existing Plan (as amended and restated, the “Plan”) primarily to remove the limitation contained in the Existing Plan as it relates to the group of employees eligible to receive grants under the Existing Plan during the five-year period commencing on our initial public offering. We are not asking our stockholders to increase the share reserve under the Existing Plan.

The modifications described above and the following description are summaries of the material features of the Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the Plan which is attached hereto as Appendix A. The Plan is not required to be qualified under Section 401 of the Internal Revenue Code of 1986 (“the Code”) nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. The Compensation Committee has approved the Plan.

The Plan is our only current long-term incentive plan under which equity awards may be granted to our employees, non-employee directors and other service providers. In December 2024, we also made certain stock option grants under the inducement grant exemption under New York Stock Exchange Rules, with respect to an aggregate of 68,000 shares of our common stock.

Summary of the Amended and Restated Equity Incentive Plan

Share Reserve

As of April 21, 2025, an aggregate of 8,946,429 shares of our common stock are available for issuance under the Plan, which represents 9.56% of our shares outstanding as of this same date. Shares issued under the Plan may be authorized but unissued shares or treasury shares. If an award under the Plan expires, terminates, or is forfeited, settled in cash, or canceled without having been fully exercised, any unused shares subject to the award will be available for new grants under the Plan. If shares issuable upon exercise, vesting, or settlement of an award are surrendered or tendered to the Company in payment of the purchase or exercise price of an award or any taxes required to be withheld in respect of an award, in each case, in accordance with the terms of the Plan, such surrendered or tendered shares will be added back to the share reserve.

Awards granted under the Plan in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us or our acquisition of the entity’s property or stock will not reduce the shares available for grant under the Plan, but may count against the maximum number of shares that may be issued upon the exercise of incentive stock options. As of April 21, 2025, the closing price of a share of our common stock as reported on the New York Stock Exchange was $81.69 per share.

Administration

The Plan will be administered by our Compensation Committee. The Compensation Committee has the authority to construe and interpret the Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the Plan may be made subject to “performance conditions” and other terms.

Eligibility

Our employees, consultants, advisors and directors, and employees, consultants, advisors and directors of our affiliates, will be eligible to receive awards under the Plan. The Existing Plan provides that no awards may be made under the Existing Plan within five years of our initial public offering other than awards in connection with our initial public offering, awards to newly hired employees and awards to eligible non-employee directors. If Proposal Three is adopted, an employee will be eligible to receive a grant regardless of the date of hire, and employees will be eligible to receive supplemental grants at the discretion of the Compensation Committee (for example, if an employee is promoted and non-employee directors will continue to be eligible to receive awards, without regard to the five-year period contained in the Existing Plan). The Compensation Committee will determine who will receive awards, and the terms and conditions associated with such award subject to the terms and conditions of the Plan. As of April 21, 2025, we estimate that approximately 1,500 employees and 3 non-employee directors would be eligible to participate in the plan (as of such date, we estimate that no consultants or advisors would be eligible to participate in the plan).

Term

The Plan will terminate on April 16, 2034 unless it is terminated earlier by our Board.

Stock Options

Options granted under the Plan may be exercisable at such times and subject to such terms and conditions of the Plan and as the Compensation Committee determines. The maximum term of options granted under the Plan is the earlier of (i) 10 years from the grant date, (ii) 90 days after the date of termination of employment other than upon death, disability or cause, (iii) one year after the date of separation from service for death or disability, or (iv) upon termination for cause (except as otherwise determined by the Compensation Committee).

Stock Bonuses

Bonuses payable in fully vested shares of our common stock consist of matching share grants described under “Management—Director Compensation.”

Additional Provisions; Change in Control

Awards granted under the 2024 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, and all such rights will be exercisable, during the participant’s lifetime, only by the participant, except for certain non-statutory stock options that may be transferred to certain family members as the Compensation Committee determines. In the event of a change in control (as defined in the Plan), all outstanding stock options will become immediately exercisable with respect to all of the shares subject to such stock options. In the event of any change to our outstanding common stock or capital structure, such as a stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, division, exchange, spin off, stock dividend, or extraordinary cash or non-cash dividend or other relevant change in capitalization or any extraordinary cash or non-cash dividend, all awards will be equitably adjusted or substituted (which may include cash payments) to the extent necessary to preserve the economic intention of such awards. A committee or subcommittee appointed by the Board may establish a program under which dividend equivalent rights may be granted in conjunction with other awards, and it is intended that any such dividend equivalent rights would be either exempt from, or in compliance with, Section 409A.

Amendment and Termination

The Board may amend or terminate the Plan at any time, subject to stockholder approval to the extent required by applicable law. The Compensation Committee may amend any award, provided, however that no amendment will be effective unless it is approved by stockholders to the extent required by applicable law. No amendment or termination may substantially impair rights under any award without the consent of an affected participant.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with stock options granted under the Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.

Stock Options (other than ISOs). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the company is not entitled to a deduction.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares acquired pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares acquired pursuant to an ISO is treated as a long-term capital gain or loss for which the company is not entitled to a deduction.

New Plan Benefits

The following table sets forth the awards that were granted to our named executive officers, the other executive officers, as a group, our non-employee directors, as a group, and all other employees, as a group, under the Existing Plan during the 2024 fiscal year. Our executive officers and employees only received stock options during the 2024 fiscal year and our non-employee directors received stock bonuses.

Name and Position	Number of Stock Options	Number of Stock Bonus Shares

Dirkson Charles, President, Chief Executive Officer and Executive Co-Chairman	710,000	None

Brett Milgrim, Executive Co-Chairman	710,000	None

Glenn D’Alessandro, Treasurer and Chief Financial Officer	385,000	None

Other Executive Officers (as a Group)	385,000	None

Non-Employee Directors (as a Group)	None	53,571

All Other Employees as a Group	3,003,000	None

The foregoing is only a summary of the Amended and Restated Loar Holdings Inc. Equity Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Vote Required

The affirmative “FOR” vote of a majority of the votes properly cast at the Annual Meeting is required to approve the Company’s Amended and Restated Loar Holdings Inc. 2024 Equity Incentive Plan. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED LOAR HOLDINGS INC. 2024 INCENTIVE PLAN.

Executive Officers

The following table sets forth, for our executive officers, their ages and position held with us as of April 21, 2025:

Name	Age	Title

Dirkson Charles	61	President, Chief Executive Officer, Executive Co-Chairman and Director

Brett Milgrim	56	Executive Co-Chairman and Director

Glenn D’Alessandro	61	Treasurer and Chief Financial Officer

Michael Manella	68	Vice President, General Counsel and Secretary

Biographical information for Mr. Charles and Mr. Milgrim is included above with the director biographies in the section titled “Information Regarding Director Nominees and Current Directors.”

Glenn D’Alessandro has served as Treasurer and Chief Financial Officer of Loar Group Inc. since February 2012 and of Loar Holdings Inc., formerly known as Loar Holdings, LLC since its inception in 2017. Previously, Mr. D’Alessandro served as Vice President and Controller of McKechnie and was responsible for all aspects of financial management, financial reporting and cash management. Prior to that role, Mr. D’Alessandro had various financial roles including Vice President and Controller with K&F, a leading manufacturer of aviation wheels, brakes, fuel tanks and brake control systems. Prior to that role, Mr. D’Alessandro supervised various audit engagements for Arthur Andersen and Company. Mr. D’Alessandro holds a Bachelor of Business Administration in Accounting from Hofstra University. He is a certified public accountant.

Michael Manella has served as Vice President, General Counsel and Secretary of Loar Group Inc. since February 2012 and of Loar Holdings Inc., formerly known as Loar Holdings, LLC since its inception in 2017. Previously, Mr. Manella served as vice president and general counsel at McKechnie overseeing all aspects of the company’s legal affairs. He has also held senior legal and management positions at three other companies: Assistant General Counsel for Meggitt USA, General Counsel for Aircraft Braking Systems Corporation until Meggitt PLC purchased Aircraft Braking Systems Corporation and various other positions at Aircraft Braking Systems Corporation. Mr. Manella holds a B.S. in accounting from the University of Akron, an M.B.A. from Kent State University and a J.D. from the University of Akron School of Law. Mr. Manella also completed the executive management program at the University of Oxford, Said Business School.

Executive Compensation

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to our named executive officers for the fiscal year ended December 31, 2024 is detailed in the 2024 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2024 were:

●	Dirkson Charles, President, Chief Executive Officer and Executive Co-Chairman;

●	Brett Milgrim, Executive Co-Chairman; and

●	Glenn D’Alessandro, Treasurer and Chief Financial Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Dirkson
Charles
President,
Chief	2024	950,000	—	—	1,233,507	1,146,641	10,350	3,340,498
Executive
Officer	2023	950,000	—	—	—	1,237,313	9,900	2,197,213
and Executive
Co-Chairman

Brett Milgrim	2024	750,000	—	—	1,233,507	884,823	10,350	2,878,680
Executive
Co-Chairman	2023	750,000	—	—	—	976,826	9,900	1,736,726

Glenn
D’Alessandro	2024	460,635	—	—	668,873	301,507	10,350	1,441,365
Treasurer and
Chief Financial	2023	438,700	—	—	—	285,689	9,900	734,289
Officer

(1) Represents the aggregate fair value of the stock options that were granted to each of our named executive officers during 2024.

(2) Represents the named executive officer’s 2024 and 2023 bonus payments under such officer’s employment agreement, which is payable within 30 days after the completion of the 2024 and 2023 audited financial statements, respectively. Please see the section entitled “Employment, Severance and Change of Control Arrangements—Non-Equity Incentive Plan Compensation” below for additional details.

(3) Represents the amount of the employer matching contribution made by the Company to the 401(k) plan for the named executive officer.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

Option Awards

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
			Tranche A: 142,000	Tranche A: $28.00
			Tranche B: 142,000	Tranche B: $30.80
Dirkson Charles	April 24, 2024	None	Tranche C: 142,000	Tranche C: $33.88	April 24,
			Tranche D: 142,000	Tranche D: $37.27	2034
			Tranche E: 142,000	Tranche E: $40.99

			Tranche A: 142,000	Tranche A: $28.00
			Tranche B: 142,000	Tranche B: $30.80
Brett Milgrim	April 24, 2024	None	Tranche C: 142,000	Tranche C: $33.88	April 24,
			Tranche D: 142,000	Tranche D: $37.27	2034
			Tranche E: 142,000	Tranche E: $40.99

			Tranche A: 77,000	Tranche A: $28.00
			Tranche B: 77,000	Tranche B: $30.80	April 24,
Glenn D’Alessandro	April 24, 2024	None	Tranche C: 77,000	Tranche C: $33.88
			Tranche D: 77,000	Tranche D: $37.27	2034
			Tranche E: 77,000	Tranche E: $40.99

(1) Each grant of options to purchase common stock was granted in five separate, equal size tranches: Tranche A, Tranche B, Tranche C, Tranche D and Tranche E. Tranche A vests on the first anniversary of the closing of our initial public offering, which closed on April 29, 2024, with an exercise price set at the initial public offering price, which was $28.00 per share. Tranche B vests on the second anniversary of the closing of our initial public offering with an exercise price set at the product of 1.10 and the initial public offering price. Tranche C vests on the third anniversary of the closing of our initial public offering with an exercise price set at the product of 1.21 and the initial public offering price. Tranche D vests on the fourth anniversary of the closing of our initial public offering with an exercise price set at the product of 1.33 and the initial public offering price. Tranche E vests on the fifth anniversary of the closing of our initial public offering with an exercise price set at the product of 1.46 and the initial public offering price. The options expire on the earlier of (i) ten years from the grant date or (ii) 90 days after termination of employment other than upon death, disability or cause.

Emerging Growth Company Status

As an emerging growth company, we are currently exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Employment, Severance and Change of Control Arrangements

Employment Agreements

In connection with our initial public offering, we entered into amended and restated employment agreements with each of our named executive officers, as well as Michael Manella, our Vice President, General Counsel and Secretary, each of which provided for a term beginning upon the closing of the initial public offering and continue until the agreement is terminated in accordance with its terms and conditions, and sets forth the initial annual base salary and performance bonus opportunities, among other terms and conditions. These agreements amended and restated similar employment agreements that Loar Group Inc. had entered into with each of our named executive officers, as well as Mr. Manella, effective as of October 2, 2017.

The amended and restated employment agreements provide that Mr. Charles, Mr. Milgrim, Mr. D’Alessandro and Mr. Manella be paid annual base salaries, which under the employment agreements in effect for 2024 were $950,000, $750,000, $471,870 and $423,360, respectively. In addition, each amended and restated employment agreement provides for an annual performance bonus opportunity, as more fully described below under the heading “—Non-Equity Incentive Compensation.”

Each of the amended and restated employment agreements provide that upon a termination of employment by mutual consent, death, by the Company with cause, by the executive without good reason, by the Company without cause, a resignation by the executive for good reason, or a termination of employment due to disability, each executive will be eligible to receive: (i) base salary earned but not yet paid, (ii) any performance bonus that was owed for a prior completed year of service, (iii) payment of accrued but unused vacation, (iv) reimbursement of business expenses incurred but not yet paid, and (v) other benefits vested and accrued at such termination. In the case of a termination of employment by the Company without cause, a resignation by the executive for good reason, or a termination of employment due to disability, in each case subject to the execution and delivery of a release of claims and the executive’s continued compliance with restrictive covenants (as described below), the executive will additionally be entitled to receive the following benefits: (a) continuation of base salary for 24 months commencing on the first payroll date following the date of release, subject to customary terms, (b) a pro-rata portion of any performance bonus that would have been owed to the executive, and (c) premiums for medical, prescription drug, dental and vision insurance coverage under COBRA in the event a post-separation plan is not agreed for either 18 months following the date of release or the until the executive ceases to be eligible under applicable law or plan terms, whichever occurs first.

Each of the amended and restated employment agreements provide that the executive is eligible to participate in our health and welfare benefit plans, including medical benefits and life insurance, on the same basis as other executives of the Company.

Each of the employment agreements currently in effect contains the following restrictive covenants: (i) non-competition for a period of 24 months following termination, (ii) non-solicitation of employees or customers for a period of 24 months following termination, and (iii) perpetual confidentiality. Each of the amended and restated employment agreements also has a release containing the same above restrictive covenants.

The foregoing descriptions of our amended and restated employment agreements is intended as a summary only and is qualified in its entirety by reference to the amended and restated employment agreements which are filed as exhibits to our 2024 Annual Report.

Non-Equity Incentive Compensation

For 2024, our named executive officers, as well as Mr. Manella, were eligible to receive an annual performance award. Performance was assessed against targets that were established and corresponding bonuses amounts outlined in the employment agreement. The performance target is based off of a budgeted value of “EBITDA,” defined as earnings before interest, taxes, depreciation and amortization and, for the avoidance of doubt, calculated net of all compensation or bonuses required to be paid under the employment agreement and any other employment agreement or bonus plan of the Company (the “Target”). The performance bonus is calculated based on a percentage of the “Target Bonus,” which is defined for Mr. Charles and Mr. Milgrim as 100% of base salary and Mr. D’Alessandro and Mr. Manella as 50% of base salary. The performance bonus would be achieved based upon the following scale: for EBITDA of less than 85% of the Target, no performance bonus; for EBITDA of 85% of the Target, a performance bonus equal to 50% of the Target Bonus; for EBITDA of 85% to 100% of the Target, a performance bonus equal to 50% to 100% of the Target Bonus on a straight line basis; for EBITDA of 100% of the Target, a performance bonus equal to 100% of the Target Bonus; for EBITDA of 100% to 110% of the Target, a performance bonus equal to 100% to 150% of the Target Bonus on a straight line basis; and for EBITDA of 110% or more of the Target, a performance bonus equal to 150% of the Target Bonus.

Equity Incentive Compensation

Upon the occurrence of our initial public offering, the members of LA 13, including each of our named executive officers and Mr. Manella, received shares of our common stock in accordance with the waterfall provisions of the limited liability company agreement of LA 13. Immediately following this distribution, LA 13 liquidated in accordance with applicable law. See “Certain Relationships and Related Person Transactions—LA 13 LLC Agreement” and “Security Ownership of Certain Beneficial Owners and Management.”

Long-Term Incentive Plan

In order to incentivize our employees following the completion of our initial public offering, our Board adopted the 2024 Plan for employees, consultants and/or directors on April 16, 2024. Our named executive officers are eligible to participate in the 2024 Plan. The 2024 Plan provides for the grant of options and stock bonuses, intended to align the interests of service providers, including our named executive officers, with those of our stockholders.

Summary of the Equity Incentive Plan

Our Board adopted, and our shareholders approved the 2024 Plan, pursuant to which employees, consultants and directors of our company and employees, consultants and directors of our affiliates performing services for us, including our executive officers, are eligible to receive awards. The 2024 Plan provides for the grant of stock options intended to align the interests of participants with those of our shareholders.

Share Reserve

An aggregate of 8,946,429 shares of our common stock are available for issuance under the 2024 Plan. Shares issued under the 2024 Plan may be authorized but unissued shares or treasury shares. If an award under the 2024 Plan expires, terminates, or is forfeited, settled in cash, or canceled without having been fully exercised, any unused shares subject to the award will be available for new grants under the 2024 Plan. If shares issuable upon exercise, vesting, or settlement of an award are surrendered or tendered to the Company in payment of the purchase or exercise price of an award or any taxes required to be withheld in respect of an award, in each case, in accordance with the terms of the 2024 Plan, such surrendered or tendered shares will be added back to the share reserve. Awards granted under the 2024 Plan in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us or our acquisition of the entity’s property or stock will not reduce the shares available for grant under the 2024 Plan, but may count against the maximum number of shares that may be issued upon the exercise of incentive stock options.

Administration

The 2024 Plan is being administered by our Compensation Committee. The Compensation Committee has the authority to construe and interpret the 2024 Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2024 Plan may be made subject to “performance conditions” and other terms.

Eligibility

Our employees, consultants and directors, and employees, consultants and directors of our affiliates, are eligible to receive awards under the 2024 Plan. The Compensation Committee will determine who will receive awards, and the terms and conditions associated with such award subject to the terms and conditions of the 2024 Plan.

Term

The 2024 Plan will terminate ten years from the date our Board approved the plan unless it is terminated earlier by our Board.

Stock Options

Options granted under the 2024 Plan may be exercisable at such times and subject to such terms and conditions of the 2024 Plan and as the Compensation Committee determines. The maximum term of options granted under the 2024 Plan is the earlier of (i) 10 years from the grant date, (ii) 90 days after the date of termination of employment other than upon death, disability or cause, (iii) one year after the date of separation from service for death or disability, or (iv) upon termination for cause.

Stock Bonuses

Bonuses payable in fully vested shares of our common stock consist of matching share grants described under “Director Compensation.”

Additional Provisions

Awards granted under the 2024 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, and all such rights will be exercisable, during the participant’s lifetime, only by the participant, except for certain non-statutory stock options that may be transferred to certain family members as the Compensation Committee determines.

In the event of a change in control (as defined in the 2024 Plan), all outstanding stock options will become immediately exercisable with respect to all of the shares subject to such stock options. In the event of any change to our outstanding common stock or capital structure, such as a stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, division, exchange, spin off, stock dividend, or extraordinary cash or non-cash dividend or other relevant change in capitalization or any extraordinary cash or non-cash dividend, all awards will be equitably adjusted or substituted (which may include cash payments) to the extent necessary to preserve the economic intention of such awards. A committee or subcommittee appointed by the Board may establish a program under which dividend equivalent rights may be granted in conjunction with other awards, and it is intended that any such dividend equivalent rights would be either exempt from, or in compliance with, Section 409A.

IPO Grants

In connection with our initial public offering, we granted an aggregate of 4,628,000 options to purchase shares of common stock to certain employees divided into five equal size tranches: Tranche A, Tranche B, Tranche C, Tranche D and Tranche E. Tranche A vests on the first anniversary of the closing of our initial public offering, which closed on April 29, 2024, with an exercise price set at the initial public offering price, which was $28.00 per share. Tranche B vests on the second anniversary of the closing of our initial public offering with an exercise price set at the product of 1.10 and the initial public offering price. Tranche C vests on the third anniversary of the closing of our initial public offering with an exercise price set at the product of 1.21 and the initial public offering price.

Tranche D vests on the fourth anniversary of the closing of our initial public offering with an exercise price set at the product of 1.33 and the initial public offering price. Tranche E vests on the fifth anniversary of the closing of our initial public offering, with an exercise price set at the product of 1.46 and the initial public offering price. The options will expire on the earlier of (i) ten years from the grant date or (ii) 90 days after termination of employment other than upon death, disability or cause.

Included in the 4,628,000 options we granted as described above, we granted 710,000, 710,000, 385,000 and 385,000 options to Mr. Charles, Mr. Milgrim, Mr. D’Alessandro and Mr. Manella, respectively. These options are subject to the same terms and conditions as set forth above. All awards granted are subject to the terms of the 2024 Plan and individual award agreements. Mr. Charles is our President, Chief Executive Officer, Executive Co-Chairman and Director; Mr. Milgrim is our Executive Co-Chairman and Director; Mr. D’Alessandro is our Treasurer and Chief Financial Officer; and Mr. Manella is our Vice President, General Counsel and Secretary.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our named executive officers is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2024, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)

Equity compensation plans approved by security holders(2)	5,193,000	$40.36	3,753,429

Equity compensation plans not approved by the security holders	68,000	$96.85	None

Total	5,261,000	$41.09	3,753,429

(1) The weighted average exercise price is calculated based solely on outstanding stock options.

Security Ownership of Certain Beneficial Owners

and Management

The following table sets forth the beneficial ownership of our common stock as of March 28, 2025, by the following individuals or groups:

●	each of our directors;

●	each of our named executive officers;

●	all of our directors and executive officers as a group; and

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentage ownership information shown in the table is based upon 93,556,071 shares of common stock outstanding as of March 28, 2025. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 20, 2025, which is 60 days after April 21, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Loar Holdings Inc., 20 New King Street, White Plains, NY 10604.

	Shares Beneficially Owned

Name of Beneficial Owner	Shares	%

5 % Stockholders:

Abrams Capital Management, L.P. and affiliates (1)	37,427,917	40.0

Blackstone Alternative Credit Advisors LP and affiliates (2)	12,475,962	13.3

GPV Loar LLC (3)	9,357,002	10.0

Dirkson Charles (4)	4,721,377	5.2

Named Executive Officers and Directors:

Dirkson Charles (4)	4,721,377	5.2

Brett Milgrim (5)	4,615,868	4.9

Glenn D’Alessandro (6)	1,137,510	1.2

David Abrams (1)	—	—

Raja Bobbili	—	—

Alison Bomberg	—	—

Anthony M. Carpenito	—	—

M. Chad Crow	89,286	*

Taiwo Danmola	89,286	*

Paul S. Levy (3)	9,357,002	10.0

Margaret McGetrick	89,286	*

All executive officers and directors as a group (12 individuals)	21,223,574	22.6

*Represents less than 1.0% of outstanding shares.

(1)

Shares reported herein include shares deemed to be beneficially owned by (i) Abrams Capital Partners II, L.P. (“ACP II”), Riva Capital Partners IV, L.P. (“Riva IV”), Abrams Capital Partners I, L.P. (“ACPI”), Whitecrest Partners, LP (“WCP”), Great Hollow International, L.P. (“GHI”) and Riva Capital Partners V, L.P. (“Riva V”); (ii) Abrams Capital, LLC (“AC LLC”) that are held for the account of ACPI, ACPII, and WCP for which AC LLC serves as general partner; (iii) Riva Capital Management IV, LLC (“RCM IV”) that are held for the account of Riva IV for which RCM IV serves as general partner; (iv) Riva Capital Management V, LLC (“RCM V”; together with AC LLC, GHP, and RCM IV, the “GP Entities”) that are held for the account of Riva V for which RCM V serves as general partner and (v) Great Hollow Partners, LLC (“GHP”) that are held for the account of GHI for which GHP serves as general partner. Furthermore, shares reported herein also include shares deemed to be beneficially owned by Abrams Capital Management, L.P. (the “LP”) and Abrams Capital Management, LLC (the “LLC”). The LP serves as investment manager for ACP II, Riva IV, Riva V, ACPI, WCP and GHI. The LLC is the general partner of the LP. David Abrams is the managing member of the GP Entities and the LLC and, as such, may be deemed to beneficially own shares that are beneficially owned by the GP Entities and/or the LLC. The principal business address of these entities is 222 Berkeley Street, 21st Floor, Boston, MA 02116.

(2)

Reflects shares held by GSO Capital Opportunities Fund III LP, Blackstone Private Credit Fund, BCRED Twin Peaks LLC, GSO Orchid Fund LP and GSO Barre des Ecrins Master Fund SCSp. (each, a “Blackstone Holder”).

GSO Capital Opportunities Associates III LLC is the general partner of GSO Capital Opportunities Fund III LP. GSO Holdings I L.L.C. is the managing member of GSO Capital Opportunities Associates III LLC.

BCRED Twin Peaks LLC is wholly-owned by Blackstone Private Credit Fund. Blackstone Credit BDC Advisors LLC is the investment manager of Blackstone Private Credit Fund. Blackstone Alternative Credit Advisors LP is the sole member of Blackstone Credit BDC Advisors LLC.

GSO Orchid Associates LLC is the general partner of GSO Orchid Fund LP. GSO Holdings III L.L.C. is the sole member of GSO Orchid Associates LLC.

Blackstone Europe Fund Management S.à r.l is the manager of GSO Barre des Ecrins Master Fund SCSp. Blackstone Alternative Credit Advisors LP is the investment manager of Blackstone Europe Fund Management S.à r.l.

GSO Advisor Holdings L.L.C. is the special limited partner of Blackstone Alternative Credit Advisors LP with the investment and voting power over the securities beneficially owned by Blackstone Alternative Credit Advisors LP. Blackstone Holdings I L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Capital Opportunities Fund III LP and is the sole member of GSO Advisor Holdings L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Holdings IV L.P. is the sole member of GSO Holdings III L.L.C. Blackstone Holdings IV GP LP is the general partner of Blackstone Holdings IV L.P. Blackstone Holdings IV GP Management (Delaware) L.P. is the general partner of Blackstone Holdings IV GP LP. Blackstone Holdings IV GP Management L.L.C. is the general partner of Blackstone Holdings IV GP Management (Delaware) L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings IV GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the Blackstone Holders (other than each Blackstone Holder to the extent of its direct holdings). The principal business address of these entities is c/o Blackstone Inc. 345 Park Avenue, 31st Floor, New York, New York 10154.

(3)

Shares reported herein are owned by GPV Loar LLC, a Delaware limited liability company (“GPV Loar”), the sole Manager of which is Paul S. Levy. As a result, Mr. Levy may be deemed to have beneficial ownership of the shares held directly by GPV Loar. The address for GPV Loar and Mr. Levy is 440 Royal Palm Way, Palm Beach, FL 33480.

(4)

Shares reported herein include shares owned by the Charles Family Trust 13, the trustee of which is Dirkson Charles. As a result, Mr. Charles may be deemed to have beneficial ownership of the shares held directly by the Charles Family Trust 13. Shares reported herein also include 142,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vest on April 29, 2025.

(5)

Shares reported herein include shares owned by BNM Capital LLC, a Delaware limited liability company, the sole Investments Manager of which is Brett Milgrim. As a result, Mr. Milgrim may be deemed to have beneficial ownership of the shares held directly by BNM Capital LLC. Shares reported herein also include 142,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vest on April 29, 2025.

(6)	Shares reported herein include 77,000 shares of common stock issuable pursuant to the exercise of Tranche A options that vest on April 29, 2025.

Certain Relationships and Related Person Transactions

The following includes a summary of transactions since January 1, 2022 and any currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, arrangements of which are described under the sections titled “Executive Compensation” and “Director Compensation.”

Corporate Conversion

Prior to April 16, 2024, we operated as a Delaware limited liability company under the name Loar Holdings, LLC. On April 16, 2024, we converted to a Delaware corporation and changed our name to Loar Holdings Inc. In the conversion, all of our outstanding equity interests were converted into shares of common stock. The purpose of the Corporate Conversion was to reorganize our structure so that the entity that was offering our common stock to the public in our initial public offering was a corporation rather than a limited liability company. Accordingly, since the Corporate Conversion, all of our investors own common stock rather than equity interests in a limited liability company.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Abrams Capital, GPV Loar LLC, Blackstone Credit, Dirkson Charles and Brett Milgrim (together, the “Demand Stockholders”), as well as Glenn D’Alessandro and Michael Manella (together with the Demand Stockholders, the “Piggyback Stockholders”).

Demand Registrations

Under the Registration Rights Agreement, the Demand Stockholders are able to require us to file a registration statement (a “Demand Registration”) under the Securities Act and we are required to notify holders of registrable securities that are party to the Registration Rights Agreement (the “Holders”) in the event of such request (a “Demand Registration Request”). The holders of a majority of registrable securities among all Demand Stockholders may each issue up to two Demand Registration Requests for long-form registrations on Form S-1 or any similar long-form registration statement so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be registered equals at least $50 million or (ii) all of the remaining registrable securities held by all Demand Stockholders are sold in such offering. Each of the Demand Stockholders may issue up to two Demand Registration Requests in any twelve month period for short-form registrations on Form S-3 or any similar short-form registration statement so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be registered equals at least $20 million or (ii) all of the remaining registrable securities held by any Demand Stockholders are sold in such offering. In addition, each of the Demand Stockholders may issue up to two requests in any twelve month period for take-down offerings (“Shelf Offering”) off of a shelf registration statement (“Take-down Request”) so long as (i) the proposed maximum aggregate offering value of the registrable securities requested to be included equals at least $20 million or (ii) all of the remaining registrable securities held by any Demand Stockholders are sold in such offering. All eligible holders are entitled to participate in any Demand Registration or Shelf Offering upon proper notice to us, and we are required to use our best efforts to effect such participation in accordance with the terms of the Demand Registration Request or Take-down Request, subject to the Additional Lock-up (as defined below) and certain rights we have to delay or postpone such registration.

Piggyback Registrations

Under the Registration Rights Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a Demand Registration or in connection with registration on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) (a “piggyback registration”), we will be required to notify each Piggyback Stockholder of its right to participate in such registration. We will use reasonable best efforts to cause all eligible securities requested to be included in the registration to be so included, subject to the Additional Lock-up. We have the right to withdraw or postpone a registration statement in which eligible holders have elected to exercise piggyback registration rights, and eligible holders are entitled to withdraw their registration requests prior to the execution of an underwriting agreement with respect to any such registration.

Additional Lock-up

All holders of registrable securities under the Registration Rights Agreement are subject to lock-up provisions under which they have agreed not to sell or otherwise transfer their shares for a period of 90 days following the date of the final prospectus for any other public offering. Mr. Charles and Mr. Milgrim are not permitted to sell or otherwise transfer the shares each of them held immediately following the closing of our initial public offering until and including September 30, 2027 (the “Additional Lock-up”), subject to limited waivers and exceptions, including (i) an exception for Mr. Charles to transfer up to $30 million of such shares held by him and (ii) an exception for Mr. Milgrim to transfer up to $30 million of such shares held by him. If the number of shares that Abrams Capital sells during the Additional Lock-up period as a percentage of the total number of shares held by Abrams Capital immediately following the closing of our initial public offering exceeds 50%, then an additional exception to the Additional Lock-up would apply permitting either Mr. Charles or Mr. Milgrim to initiate a sale of shares to sell up to a pro rata amount calculated on the basis of such percentage.

The Registration Rights Agreement also provides that we will pay certain expenses of the Holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

Mr. Charles is our President, Chief Executive Officer, Executive Co-Chairman and Director; Mr. Milgrim is our Executive Co-Chairman and Director; Mr. D’Alessandro is our Treasurer and Chief Financial Officer; and Mr. Manella is our Vice President, General Counsel and Secretary. Each of Abrams Capital, GPV Loar LLC, Blackstone Credit and Dirkson Charles is the beneficial owner of more than 5% of our capital stock. The foregoing description of the Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as an exhibit to our 2024 Annual Report.

Voting Agreement

Abrams Capital, GPV Loar LLC, Dirkson Charles and Brett Milgrim have entered into a voting agreement (the “Voting Agreement”) pursuant to which (i) Abrams Capital, Dirkson Charles and Brett Milgrim agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which Paul S. Levy, a designee of GPV Loar LLC, is standing for election as a director in favor of his election, (ii) GPV Loar LLC, Dirkson Charles and Brett Milgrim agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which any person identified by Abrams Capital as an Abrams Capital designee is standing for election as a director in favor of the election of such Abrams designee, (iii) Abrams Capital, GPV Loar LLC and Brett Milgrim agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which Dirkson Charles is standing for election as a director in favor of his election and (iv) Abrams Capital, GPV Loar LLC and Dirkson Charles agree to vote all of the shares of our common stock then owned by them and their controlled affiliates at any meeting at which Brett Milgrim is standing for election as a director in favor of his election. The Voting Agreement terminates automatically upon the earlier of (a) the 10th anniversary of its effective date and (b) the first date that the aggregate number of shares of our common stock beneficially owned by either Abrams Capital and its controlled affiliates or GPV Loar LLC and its controlled affiliates is equal to or less than 10%.

The foregoing description of the Voting Agreement is intended as a summary only and is qualified in its entirety by reference to the Voting Agreement, which is filed as an exhibit to our 2024 Annual Report.

Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Credit Agreement Lender

The Company’s long-term debt at December 31, 2024 consisted of borrowing under its Credit Agreement, dated as of October 2, 2017, as amended from time to time (the “Credit Agreement”). Blackstone Alternative Credit Advisors LP (“Blackstone Credit”), a lender under our Credit Agreement, holds approximately 13.3% of the shares of our common stock outstanding as of December 31, 2024. The largest aggregate amount of principal outstanding owed to Blackstone Credit since January 1, 2022 was $612,899,000. The amount of principal outstanding owed to Blackstone Credit as of December 31, 2024, was approximately $281,366,000. During the years ended December 31, 2022, December 31, 2023 and December 31, 2024, Blackstone Credit provided additional term loans totaling $145,000,000, $53,000,000, and $360,000,000, respectively, and through the administrative agent under the Credit Agreement, we paid to Blackstone Credit, as a lender under the Credit Agreement, (i) approximately $4,242,000, $5,935,000, and $617,881,000 in principal and (ii) approximately $38,285,000, $62,862,000, and $51,806,000 in interest. As of December 31, 2024, the weighted average interest rate for all outstanding loans under the Credit Agreement owed to Blackstone Credit was 9.1%.

The President and sole member of Fall Leaf LLC (“Fall Leaf”), formerly a lender under our Credit Agreement, is our President, Chief Executive Officer, Executive Co-Chairman and Director, Dirkson Charles. The largest aggregate amount of principal outstanding owed to Fall Leaf since January 1, 2021 was approximately $8,000,000. During the years ended December 31, 2021, December 31, 2022 and December 31, 2023, and the period ended on the Sale Date (as defined below) through the Administrative Agent, we paid to Fall Leaf, as a lender under the Credit Agreement, (i) approximately $80,000, $80,000, $80,000 and $0 in principal and (ii) approximately $648,000, $717,000, $949,000 and $88,000 in interest.

The President and sole member of JAAN 1 LLC (“JAAN”), formerly a lender under our Credit Agreement, is our Treasurer and Chief Financial Officer, Glenn D’Alessandro. The largest aggregate amount of principal outstanding owed to JAAN since January 1, 2021 was approximately $3,300,000. During the years ended December 31, 2021, December 31, 2022 and December 31, 2023, and the period ended on the Sale Date through the Administrative Agent, we paid to JAAN, as a lender under the Credit Agreement, (i) approximately $33,000, $33,000, $37,000 and $0 in principal and (ii) approximately $267,000, $296,000, $391,000 and $36,000 in interest.

The sole member of JAMA 3 LLC (“JAMA”), formerly a lender under our Credit Agreement, is our Vice President, General Counsel and Secretary, Michael Manella. The largest aggregate amount of principal outstanding owed to JAMA since January 1, 2021 was approximately $1,350,000. During the years ended December 31, 2021, December 31, 2022 and December 31, 2023, and the period ended on the Sale Date through the Administrative Agent, we paid to JAMA, as a lender under the Credit Agreement, (i) approximately $14,000, $14,000, $18,000 and $0 in principal and (ii) approximately $109,000, $121,000, $160,000 and $15,000 in interest.

On January 31, 2024 (the “Sale Date”), Fall Leaf, JAAN and JAMA sold the entire amount of indebtedness owed to each of them at par value to Blackstone Credit. Following the Sale Date, no amounts remained payable from the Company to any of Fall Leaf, JAAN or JAMA. The maturity date for all outstanding loans under the Credit Agreement, including the loans received from Blackstone Credit described above, is May 10, 2030.

On April 10, 2024, we executed the Fourteenth Amendment to Credit Agreement and the Master Open Market Purchase Agreement. On May 10, 2024 and August 26, 2024, we executed the Fifteenth Amendment to Credit

Agreement and the Sixteenth Amendment to Credit Agreement, respectively. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Agreement” in our 2024 Annual Report for more details.

LA 13 LLC Agreement

The limited liability company agreement of LA 13 (the “LLC Agreement”) specified the rights and obligations of the members of LA 13 and the rights of the various classes of limited liability company interests therein. Limited liability company interests of LA 13 were held in the form of common units, incentive units, promote units and special promote units (with incentive units, promote units and special promote units being collectively referred to as “profits interests”). Pursuant to the LLC Agreement, no members had voting rights. Pursuant to the LLC Agreement, the business and affairs of LA 13 was managed by a board of directors comprised of seven (7) natural persons (each a “Manager” and collectively the “LA 13 Board”). Pursuant to the LLC Agreement, Dirkson Charles, our President, Chief Executive Officer and Executive Co-Chairman, and Brett Milgrim, our Executive Co-Chairman, were each entitled to be a Manager. Pursuant to the LLC Agreement, GPV Loar LLC had the right to appoint one (1) Manager to the LA 13 Board. Pursuant to the LLC Agreement, ACP-L Holdings, LLC, an affiliate of Abrams Capital Management, L.P., had the right to appoint the remaining four (4) Managers to the LA 13 Board.

Pursuant to the LLC Agreement, upon the occurrence of our initial public offering, the members of LA 13, including each of our listed executive officers, received shares of our common stock in accordance with the waterfall provisions of the LLC Agreement, which resulted in our listed executive officers owning the number of shares set forth in “Security Ownership of Certain Beneficial Owners and Management.” Immediately following this distribution, LA 13 was liquidated in accordance with applicable law.

Related Persons Transaction Policy

We have adopted formal written procedures for the review, approval or ratification of transactions with related persons, or the Related Persons Transaction Policy. The Related Persons Transaction Policy provides that the Audit Committee is charged with reviewing for approval or ratification all transactions with “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) that are brought to the Audit Committee’s attention. This policy took effect upon the effectiveness of our certificate of incorporation on April 16, 2024, and as a result, certain of the transactions entered into prior to that date, including the transactions described under “Certain Relationships and Related Party Transactions,” were not reviewed under the policy.

We also maintain certain compensation agreements and other arrangements with certain of our listed executive officers, which are described under “Executive Compensation.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2024, except for one untimely report on Form 3 for Raja Bobbili, Director, and one untimely report on Form 3 for Alison Bomberg, Director, in each case, which was filed one day late on April 25, 2024 due to an unanticipated delay in obtaining the reporting persons’ EDGAR filing codes.

Householding of Proxy Materials

We are providing our Notice of Annual Meeting of Shareholders, Proxy Statement and 2024 Annual Report by first class mail. For those shareholders who request paper copies of the foregoing documents and share the same last name and address, they may receive one copy of the 2024 Annual Report and Proxy Statement, unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name shareholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form. If you would like an additional copy of the 2024 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting our website at https://loargroup.com/. Alternatively, we will promptly send a copy of these documents to you without charge upon request to our master tabulator Broadridge Financial Solutions at the following email address: sendmaterial@proxyvote.com or by calling 1-800-579-1639. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge Householding Dept., 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095 and indicate your name, the name of each of your brokerage firms or banks where your shares are held and your account numbers.

OTHER MATTERS

As of the date of this Proxy Statement, our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.

ANNUAL REPORT

We have filed the 2024 Annual Report with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and the 2024 Annual Report at https://ir.loargroup.com/sec-filings/annual-reports. A copy of the 2024 Annual Report is also available without charge upon written request to us at secretary@loargroup.com or Loar Holdings Inc., 20 New King Street, White Plains, New York 10604, Attention: Secretary.

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact included in this Proxy Statement, including statements regarding our strategy, outlook, plans, intentions, or goals, including corporate governance and compensation strategies, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. Any forward-looking statement made by us in this Proxy Statement is based only on management’s current beliefs and our current expectations and projections about future events and trends and speaks only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Proxy Statement to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

Appendix A

Loar Holdings Inc.

Amended and Restated 2024 Equity Incentive Plan

ARTICLE I

PURPOSE; EFFECTIVE DATE; TERM

1.1 Purpose. The name of the Plan is the Loar Holdings Inc. 2024 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected officers, employees, non-employee directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Stock Options.

1.2 Effective Date. The Plan became effective on April 16, 2024 (the “Effective Date”), which is the date that the Plan was approved by the stockholders of the Company.

1.3 Term. No Award may be granted on or after the 10th anniversary of the Effective Date, but Awards granted before such 10th anniversary may extend beyond that date.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms will have the following meanings:

2.1 Acquiring Corporation” has the meaning set forth in Section 8.1(d).

2.2 Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any entity that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets, or an equivalent ownership interest or voting interest) by the Company or any Affiliate; (d) any entity that directly or indirectly controls 50% or more (whether by ownership of stock, assets, by contract, or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any Affiliate has a material equity or other pecuniary interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3 Applicable Law” means the requirements related to or implicated by the administration of equity-based awards and the related shares under applicable United States state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4 Award” means any award granted under the Plan of any Stock Option. All Awards will be granted by, confirmed by, and subject to the terms and conditions of, a written Award Agreement executed by the Company and the Participant.

2.5 Award Agreement” means the written or electronic agreement, contract, certificate, or other instrument or document evidencing or setting forth the terms and conditions applicable to an individual Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6 Board” means the Board of Directors of the Company.

2.7 Business Combination” has the meaning set forth in Section 8.1(c).

2.8 Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, an Eligible Employee’s (i) conviction of, or entering of a plea of guilty or nolo contendere (or its equivalent under any applicable legal system) with respect to (A) a felony or (B) any crime involving moral turpitude; (ii) commission of fraud, misrepresentation, embezzlement or theft against any Person; (iii) engaging in any activity that is intended to injure or would reasonably be expected to injure (monetarily or otherwise), in any material respect, the reputation, the business or a business relationship of the Company or any of its direct or indirect owners or any of their respective Affiliates; (iv) gross negligence or willful misconduct in the performance of the Eligible Employee’s duties to the Company or any of its Affiliates, or willful refusal or material failure to carry out any reasonable, lawful and authorized instructions of the Board; (v) material violation of a fiduciary duty owed to the Company or any of its Affiliates; or (vi) material breach of any non-competition, non-solicitation, confidentiality or other restrictive covenant, or a material violation of any provision of this Agreement, a written policy or code of conduct of the Company or any of its Affiliates. Except for such acts constituting Cause which, by their nature, cannot reasonably be expected to be cured, the Eligible Employee shall have ten (10) days following the delivery of written notice by the Company of its intention to terminate the Eligible Employee’s employment for Cause within which to cure any acts constituting Cause.

2.9 “Change in Control” has the meaning set forth in Section 8.1.

2.10 “Change in Control Person” has the meaning set forth in Section 8.1(a).

2.11 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.

2.12 “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or By-laws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

2.13 “Common Stock” means the shares of common stock, $0.01 par value per share, of the Company. Unless otherwise determined by the Committee, the Common Stock subject to any Award must constitute “service recipient stock” under Section 409A (or otherwise not subject the Award to Section 409A).

2.14 “Company” means Loar Holdings Inc. a Delaware corporation, and its successors by operation of law.

2.15 “Consultant” means any natural person who is an advisor or consultant to the Company or an Affiliate.

2.16 “Continuing Director” has the meaning set forth in Section 8.1(b).

2.17 “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Separation from Service, a permanent and total disability as defined in Code Section 22(e)(3). A Disability will only be deemed to occur at the time of the determination by the Committee of the Disability; provided, however, that, for Awards that are subject to Section 409A, Disability means that a Participant is disabled for purposes of benefits under Section 409A.

2.18 “Director Stock Program” has the meaning set forth in Section 7.1.

2.19 “Effective Date” has the meaning set forth in Section 1.2.

2.20 “Eligible Director” means a Non-Employee Director eligible to participate in the Company’s directed share program established in connection with the initial public offering of the Company.

2.21 “Eligible Employee” means each employee of the Company or an Affiliate. An employee on a leave of absence may be an Eligible Employee.

2.22 “Eligible Individual” means each Eligible Director, Eligible Employee, Non-Employee Director, and Consultant who is designated by the Committee in its discretion as eligible to receive an Award subject to the conditions set forth herein.

2.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date as reported on the principal stock exchange in the United States on which the Common Stock is then listed, or if the Common Stock is not listed, or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted or, if the date on which the Award is granted is not a trading day, on the immediately preceding trading day. For purposes of any Award granted in connection with the Registration Date, the Fair Market Value will be the public offering price in the initial public offering as set forth on the cover of the final prospectus. For purposes of the purchase of any Award, the applicable date will be the date a notice of purchase is received by the Company or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial puablic offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.25 “Family Member” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

2.26 “GAAP” means generally accepted accounting principles.

2.27 “Incentive Stock Option” or “ISO” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries, or any Parent intended to be and designated as an “incentive stock option” within the meaning of Code Section 422.

2.28 “Incumbent Directors” has the meaning set forth in Section 8.1(b).

2.29 “Lead Underwriter” has the meaning set forth in Section 10.20.

2.30 “Lock-Up Period” has the meaning set forth in Section 10.20.

2.31 “Matching Grant” has the meaning set forth in Section 7.2.

2.32 “Matching Grant Shares” has the meaning set forth in Section 7.2.

2.33 “Non-Employee Director” means a director or a member of the Board or the board of directors of an Affiliate who is not an active employee of the Company or an Affiliate.

2.34 “Nonstatutory Stock Option” or “NSO” means any Stock Option awarded under the Plan that is not an ISO.

2.35 “Outstanding Company Common Stock” has the meaning set forth in Section 8.1(a).

2.36 “Outstanding Company Voting Securities” has the meaning set forth in Section 8.1(a).

2.37 “Parent” means any parent corporation of the Company within the meaning of Code Section 424(e).

2.38 “Participant” means an Eligible Individual who has been granted, and holds pursuant to the Plan, an Award.

2.39 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable, which may be based on business objectives or other measures of performance as the Committee, in its discretion, deems appropriate. Performance Goals may differ among Awards granted to any one Participant or to different Participants. The Committee may also designate additional business objectives on which the Performance Goals may be based; and adjust, modify, or amend the aforementioned business objectives.

2.40 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a government or any branch, department, agency, political subdivision, or official thereof.

2.41 “Plan” means this Loar Holdings Inc. 2024 Equity Incentive Plan, as amended from time to time.

2.42 “Proceeding” has the meaning set forth in Section 10.10.

2.43 “Purchase Date” has the meaning set forth in Section 7.2.

2.44 “Purchased Shares” has the meaning set forth in Section 7.2.

2.45 “Qualifying Director” has the meaning set forth in Section 7.1.

2.46 “Registration Date” means the date on which the Company consummates the sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

2.47 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as then in effect or any successor provision.

2.48 “Section 409A” means the nonqualified deferred compensation rules under Code Section 409A and any applicable treasury regulations and other official guidance thereunder.

2.49 “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.50 “Separation from Service” means, unless otherwise determined by the Committee or the Company, the termination of the applicable Participant’s employment with, and performance of services for, the Company and all Affiliates, including by reason of the fact that the Participant’s employer or other service recipient ceases to be an Affiliate of the Company. Unless otherwise determined by the Company, if a Participant’s employment or service with the Company or an Affiliate terminates but the Participant continues to provide services to the Company or an Affiliate in a Non-Employee Director capacity or as an Eligible Employee or Consultant, as applicable, such change in status will not be considered a Separation from Service. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Affiliates will not be considered Separations from Service. Notwithstanding the foregoing definition of Separation from Service, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” means a “separation from service” as defined under Section 409A.

2.51 “Share” means a share of Common Stock.

2.52 “Share Reserve” has the meaning set forth in Section 4.1.

2.53 “Stock Option” means an option to purchase Shares granted to an Eligible Individual under Article VI.

2.54 “Stockholder” means a stockholder of the Company.

2.55 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Code Section 424(f).

2.56 “Substitute Awards” has the meaning set forth in Section 4.1.

2.57 “Ten Percent Stockholder” means a Person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries, or any Parent.

2.58 “Transfer” means (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance, or other disposition, whether for value or no value and whether voluntary or involuntary, and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate, or otherwise dispose of, whether for value or for no value and whether voluntarily or involuntarily.

2.59 “Transferred” and “Transferable” have a correlative meaning under the Plan.

ARTICLE III

ADMINISTRATION

3.1 Committee. The Plan will be administered and interpreted by the Committee. To the extent required by Applicable Law, it is intended that each member of the Committee will qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of the principal stock exchange in the United States on which the Common Stock is then listed, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee before such determination will be valid despite such failure to qualify.

3.2 Grants of Awards. The Committee will have full authority to grant, under the terms and conditions of the Plan, Stock Options to Eligible Individuals. In particular, the Committee will have the authority:

(a) to select the Eligible Individuals to whom Awards may be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of Shares to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms and conditions of the Plan, of all Awards;

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent, and under what circumstances grants of Stock Options and other Awards under the Plan are to operate on a tandem basis or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances a Stock Option may be settled in cash or Common Stock, under Section 6.4(d);

(h) to determine whether a Stock Option is an ISO or NSO;

(i) to impose a “blackout” period during which Stock Options may not be exercised;

(j) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired upon the exercise or vesting of an Award for a period of time as determined by the Committee, in its sole discretion, after the date of the acquisition of such Award; and

(k) to modify, extend, or renew an Award, subject to Section 6.4(l) and Article XIII.

3.3 Guidelines. Subject to Article XIII, the Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law), as it may deem advisable; to construe and interpret the Plan, all Awards, and all Award Agreements (and in each case any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it deems necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special terms and conditions for Persons who are residing in, or employed in, or subject to the taxes of, any domestic or foreign jurisdictions to comply with Applicable Law or to qualify for preferred tax treatment of such domestic of foreign jurisdictions. Notwithstanding the foregoing terms and conditions of this Section 3.3, no action of the Committee under this Section 3.3 may substantially impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan will be limited, construed, and interpreted in a manner so as to comply therewith.

3.4 Sole Discretion; Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of their members) arising out of or in connection with the Plan shall be within the sole and absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns and all other Persons having an interest in the Plan.

3.5 Designations of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers to grant Awards and execute agreements and other documents on behalf of the Committee, in each case to the extent permitted by Applicable Law. In the event of any designation of authority hereunder, subject to Applicable Law and any terms and conditions imposed by the Committee in connection with such designation, such designee or designees will have the power and authority to take such actions, exercise such powers, and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b) The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent will be paid by the Company. The Committee, its members, and any Person designated under Section 3.5(a) will not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.6 Indemnification. To the maximum extent permitted by Applicable Law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such Person, each officer and employee of the Company and each Affiliate and member or former member of the Committee and the Board will be indemnified and held harmless by the Company against all costs and expenses and liabilities, and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification will be in addition to any right of indemnification the employees, officers, directors, or members or former officers, directors, or members may have under Applicable Law or under the Certificate of Incorporation or By-Laws of the Company or an Affiliate. Notwithstanding any other term or condition of the Plan, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to himself or herself.

ARTICLE IV

SHARE LIMITATION

4.1 Shares. Share Limits and Counting. The maximum number of Shares available for issuance under the Plan may not exceed (i) 9,000,000 Shares (such amount, subject to any increase or decrease under this Section 4.1 or Section 4.2, the “Share Reserve”). Any Shares granted in connection with Stock Options shall be counted against this limit as one (1) Share for every one (1) Stock Option awarded. The Share Reserve may consist of authorized and unissued Shares and Shares held in or acquired for the treasury of the Company. The maximum number of Shares with respect to which ISOs may be granted is 9,000,000 Shares. If any Stock Option expires, terminates, or is canceled for any reason without having been exercised in full, the number of Shares underlying such Award will be added back to the Share Reserve. Any Award settled in cash will not count against the Share Reserve. If Shares issuable upon exercise, vesting, or settlement of an Award are surrendered or tendered to the Company in payment of the purchase or exercise price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan, such surrendered or tendered Shares will be added back to the Share Reserve. Awards may be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards will not count against the Share Reserve; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Stock Options intended to qualify as ISOs will count against the ISO limit above. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards and will not count against the Share Reserve.

4.2 Changes.

(a) The existence of the Plan and any Awards will not affect in any way the right or power of the Board, the Committee, or the Stockholders to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.

(b) Subject to Section 8.1:

(i) In the event of any change in the outstanding Common Stock or in the capital structure of the Company by reason of any stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, division, exchange, spin off, stock dividend, or extraordinary cash or non-cash dividend, or other relevant change in capitalization or any extraordinary cash or non-cash dividend, Awards will be equitably adjusted or substituted (which may include cash payments) to the extent necessary to preserve the economic intent of such Awards.

(ii) Fractional Shares resulting from any adjustment in Awards under this Section 4.2(b) will be aggregated until, and eliminated at, the time of exercise or payment by rounding down to the nearest whole number. No cash settlements will be required with respect to fractional Shares eliminated by rounding. Notice of any adjustment will be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) will be effective and binding for all purposes of the Plan.

(iii) The Committee may establish a program under which dividend equivalent rights may be granted in conjunction with other Awards, and it is intended that any such dividend equivalent rights would be either exempt from, or in compliance with, Section 409A. 4.3 Minimum Purchase Price. Notwithstanding any other term or condition of the Plan, if authorized but previously unissued Shares are issued under the Plan, such Shares may not be issued for a consideration that is less than as permitted under Applicable Law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan will be determined by the Committee.

5.2 ISOs. Notwithstanding Section 5.1, only Eligible Employees of the Company, its Subsidiaries, and any Parent are eligible to be granted ISOs.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual must be conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1 Stock Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option will be of one of two types: (a) an ISO or (b) a NSO.

6.2 Grants. The Committee will have the authority to grant to any Eligible Employee one or more ISOs, NSOs, or both types of Stock Options; provided, however, that ISOs may only be granted to an Eligible Employee who is an employee of the Company, its Subsidiaries or any Parent. The Committee will have the authority to grant any Consultant or Non-Employee Director one or more NSOs. To the extent that any Stock Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not so qualify will constitute a separate NSO.

6.3 ISOs. Notwithstanding any other term or condition of the Plan, no term or condition of the Plan relating to ISOs will be interpreted, amended, or altered, nor will any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of the Participants affected, to disqualify any ISO under Code Section 422.

6.4 Terms and Conditions of Stock Options. Stock Options will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:

(a) Exercise Price. The exercise price per Share subject to a Stock Option will be determined by the Committee at the time of grant, provided that the per Share exercise price of a Stock Option may not be less than 100% (or, in the case of an ISO granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the grant date.

(b) Stock Option Term. The term of each Stock Option will be fixed by the Committee, provided that no Stock Option may be exercisable more than 10 years after the date the Stock Option is granted; and provided further that the term of an ISO granted to a Ten Percent Stockholder may not exceed five years.

(c) Exercisability. Unless otherwise determined by the Committee in accordance with this Section 6.4, Stock Options granted under the Plan will be exercisable at the time or times and subject to the terms and conditions determined by the Committee at the time of grant. If the Committee provides that any Stock Option is exercisable subject to certain terms and conditions, the Committee may waive those terms and conditions on the exercisability at any time at or after the time of grant in whole or in part.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period terms and conditions that may apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Stock Option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice must be accompanied by payment in full of the exercise price as follows: (i) in cash or by check, bank draft, or money order payable to the order of the Company; (ii) solely to the extent permitted by Applicable Law, if the Common Stock is listed on a national stock exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the exercise price; (iii) to the extent the Committee authorizes, having the Company withhold Shares issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date; (iv) by means of consideration received under any cashless exercise procedure approved by the Committee (including the withholding of Shares otherwise issuable upon exercise); (v) on such other terms and conditions that may be acceptable to the Committee; or (vi) any combination of the foregoing. No Shares will be issued under the Plan until payment for those Shares has been made or provided for in accordance with the Plan.

(e) Non-Transferability of Stock Options. No Stock Option will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options will be exercisable, during the Participant’s lifetime, only by the Participant, except that the Committee may determine, in its sole discretion, at the time of grant or thereafter that a NSO that is otherwise not Transferable under this Section 6.4(e) is Transferable to a Family Member in whole or in part on terms and conditions that are specified by the Committee. A NSO that is Transferred to a Family Member under the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a NSO by a permissible transferee of a NSO or a permissible transferee under a Transfer after the exercise of the NSO will be subject to the Plan and the applicable Award Agreement.

(f) Separation from Service by Death or Disability. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Separation from Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant will thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Separation from Service without Cause. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is initiated by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant at any time within a period of 90 days after the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Resignation. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is voluntary, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant at any time within a period of 90 days from the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Separation from Service for Cause. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is for Cause, all Stock Options, whether vested or not vested, that are held by such Participant will terminate and expire as of the date of such Separation from Service.

(j) Unvested Stock Options. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Separation from Service for any reason will terminate and expire as of the date of such Separation from Service.

(k) ISO Terms and Conditions. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which ISOs are exercisable for the first time by an Eligible Employee during any calendar year under the Plan or any other stock option plan of the Company, any Subsidiary, or any Parent exceeds $100,000, such Stock Options will be treated as NSOs. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary, or any Parent at all times from the time an ISO is granted until 3 months before the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option will be treated as a NSO. Should any term or condition of the Plan not be necessary in order for the Stock Options to qualify as ISOs, or should any additional terms and conditions be required, the Committee may amend the Plan accordingly.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions of the Plan, Stock Options will be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend, or renew outstanding Stock Options (provided that the rights of a Participant are not reduced without such Participant’s consent; and provided, further, that such action does not subject the Stock Options to Section 409A without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding any other term or condition of the Plan, except in connection with a corporate transaction involving the Company in accordance with Section 4.2, the repricing of Options is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (y) any action that is treated as a “repricing” under GAAP and (z) repurchasing for cash or canceling an Option at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award. A cancellation and exchange under clause (z) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Participant.

(m) Automatic Exercise. The Committee may include a term or condition in an Award Agreement providing for the automatic exercise of a NSO on a cashless basis on the last day of the term of such Stock Option if the Participant has failed to exercise the NSO as of such date, with respect to which the Fair Market Value of the Shares underlying the NSO exceeds the exercise price of such NSO on the date of expiration of such Stock Option, subject to Section 10.5. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

DIRECTOR STOCK PROGRAM

7.1 Director Stock Program. The Board may, in its sole discretion, permit any individual who first becomes a Non-Employee Director following the Effective Date or any Eligible Director (a “Qualifying Director”) to make a one-time election to participate in a stock purchase and matching grant program in accordance with the terms and conditions set forth in this Article VII (the “Director Stock Program”).

7.2 Share Grant. The Director Stock Program will provide that if the Qualifying Director purchases shares of Common Stock (the “Purchased Shares”) on the New York Stock Exchange (or other applicable market) (the date of the first such purchase, the “Purchase Date”) as part of the directed share program established in connection with the initial public offering of the Company or, with respect to an individual who became a Qualifying Director after the closing of the initial public offering of the Company, within thirty (30) days following the date on which the Qualifying Director first becomes a Non-Employee Director for a purchase price equal to the aggregate Fair Market Value of such shares of Common Stock on the date of purchase, then the Qualifying Director will receive a grant (the “Matching Grant”) of fully vested Shares under the Plan (the “Matching Grant Shares”) with an aggregate Fair Market Value calculated as of the Purchase Date equal to twenty-five percent (25%) of the lesser of (i) the aggregate Fair Market Value of the Purchased Shares on the Purchase Date or (ii) $500,000, provided that no fractional Shares shall be issued pursuant to this Article VII. Matching Grant Shares shall be Awards granted under the Plan.

7.3 Transfer Restrictions. As a condition to any Matching Grant, a Qualifying Director hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Purchased Shares or any Matching Grant Shares or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire any Purchased Shares or any Matching Grant Shares during such period of time beginning after the Purchase Date and ending on and including the third anniversary of the Qualifying Director’s Purchase Date; provided, that the Qualifying Director may sell up to 50% of his or her Purchased Shares beginning the day after the first anniversary of his or her Purchase Date and ending on and including the third anniversary of his or her Purchase Date, after which all such restrictions will cease. The Company may impose stop-transfer instructions with respect to Purchased Shares and Matching Grant Shares until the end of such restricted period.

ARTICLE VIII

CHANGE IN CONTROL

8.1 Change in Control. “Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection) that is (A) a change in the ownership of the Company (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), (B) a change in effective control of the Company (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)), or (C) a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Change in Control Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Change in Control Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Change in Control Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and

(B) of subsection (iii) of this definition or (C) any acquisition by any individual, entity or group that holds securities of the Company or one of its Affiliates prior to the initial public offering of the Company’s common stock; or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of this Agreement or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or

(c) the consummation of a merger, consolidation; organization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Change in Control Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) the liquidation or dissolution of the Company.

Notwithstanding the foregoing terms and conditions of this definition, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A, an event will not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in control event” within the meaning of Section 409A.

8.2 Treatment Following a Change in Control. In the event of a Change in Control, all outstanding Stock Options shall become immediately exercisable with respect to 100% of the shares subject to such Stock Options. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

ARTICLE IX

AMENDMENT AND TERMINATION

9.1 Amendment and Termination of Plan. Subject to Section 9.3, the Board may amend or terminate the Plan at any time; provided, however, that no amendment will be effective unless approved by the Stockholders to the extent Stockholder approval is necessary to satisfy any Applicable Laws.

9.2 Amendment of Awards. Subject to Section 9.3, the Committee may amend any Award at any time; provided, however, that no amendment will be effective unless approved by the Stockholders to the extent Stockholder approval is necessary to satisfy any Applicable Laws.

9.3 No Impairment of Rights. Rights under any Award granted before amendment or termination of the Plan or amendment of an Award may not be substantially impaired by any such amendment or termination unless the Participant consents in writing.

ARTICLE X

GENERAL TERMS AND CONDITIONS

10.1 Legend. The Committee may require each person receiving Shares under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for Shares issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for Shares delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.2 Book Entry. Notwithstanding any other term or condition of the Plan, the Company may elect to satisfy any requirement under the Plan for the delivery of Share certificates through the use of another system, such as book entry.

10.3 Other Plans. Nothing contained in the Plan prevents the Board from adopting other or additional compensation arrangements, subject to Stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

10.4 No Right to Employment/Consultancy/Directorship. Neither the Plan nor the grant of any Award gives any Person any right with respect to continuance of employment, consultancy, or directorship by the Company or any Affiliate, nor does the Plan or the grant of any Award cause any limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy, or directorship at any time.

10.5 Withholding for Taxes. The Company or an Affiliate, as the case may be, has the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by Applicable Law to be withheld (a) with respect to the vesting of or other lapse of restrictions applicable to an Award, (b) upon the issuance of any Shares upon the exercise of an Option, or (c) otherwise due in connection with an Award. At the time the tax obligation becomes due, the Participant must pay to the Company or the Affiliate, as the case may be, any amount that the Company or Affiliate determines to be necessary to satisfy the tax obligation. The Company or the Affiliate, as the case may be, may require or permit the Participant to satisfy the tax obligation, in whole or in part, (i) by causing the Company or Affiliate to withhold up to the maximum required number of Shares otherwise issuable to the Participant as may be necessary to satisfy such tax obligation or (ii) by delivering to the Company or Affiliate Shares already owned by the Participant. The Shares so delivered or withheld must have an aggregate Fair Market Value equal to the tax obligation. The Fair Market Value of the Shares used to satisfy the tax obligation will be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Participant may satisfy his or her tax obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Any fraction of a Share required to satisfy tax obligations will be disregarded and the amount due must be paid instead in cash by the Participant.

10.6 No Assignment of Benefits. No Award or other benefit payable under the Plan may, except as otherwise specifically provided by Applicable Law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit will be void, and any such benefit will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Person who will be entitled to such benefit, nor will it be subject to attachment or legal process for or against such Person.

10.7 Listing and Other Terms and Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national stock exchange or system sponsored by a national securities association, the issuance of Shares under an Award will be conditioned upon such Shares being listed on such exchange or system. The Company will have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Stock Option or other Award with respect to such Shares will be suspended until such listing has been effected.

(b) If at any time counsel to the Company is of the opinion that any sale or delivery of Shares under an Award is or may be unlawful or result in the imposition of excise taxes on the Company, the Company will have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Stock Option or other Award will be suspended until, in the opinion of said counsel, such sale or delivery would be lawful or would not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 10.7, any Award affected by such suspension that has not expired or terminated will be reinstated as to all Shares available before such suspension and as to Shares that would otherwise have become available during the period of such suspension, but no such suspension will extend the term of any Award.

(d) A Participant will be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, and approval the Company determines necessary or appropriate.

10.8 Stockholders Agreement and Other Requirements. Notwithstanding any other term or condition of the Plan, as a condition to the receipt of Shares under an Award, to the extent required by the Committee, the Participant must execute and deliver a Stockholder’s agreement and/or such other documentation that sets forth certain restrictions on transferability of the Shares acquired upon exercise or purchase, and such other terms and conditions as the Committee may establish. The Company may require, as a condition of exercise, the Participant to become a party to any other existing Stockholder agreement (or other agreement).

10.9 Governing Law. The Plan and actions taken in connection with the Plan will be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

10.10 Jurisdiction; Waiver of Jury Trial. Any suit, action, or proceeding with respect to the Plan or any Award or Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of the Plan or any Award or Award Agreement, will be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the Company and each Participant irrevocably and unconditionally (a) submits in any proceeding relating to the Plan or any Award or Award Agreement, or for the recognition and enforcement of any judgment in respect of the Plan or any Award or Award Agreement (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts, and agrees that all claims in respect of any Proceeding will be heard and determined in such state court or, to the extent permitted by Applicable Law, in such federal court, (b) consents that any Proceeding may and will be brought in such courts and waives any objection that the Company or the Participant may have at any time after the Effective Date to the venue or jurisdiction of any Proceeding in any such court or that the Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort, or otherwise) arising out of or relating to the Plan or any Award or Award Agreement, (d)

agrees that service of process in any Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention Chair of the Board, and (e) agrees that nothing in the Plan will affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

10.11 Other Benefits. No Award granted or paid out under the Plan will be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Affiliate or affect any benefit or compensation under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

10.12 Costs. The Company will bear all expenses associated with administering the Plan, including expenses of issuing Common Stock under Awards.

10.13 No Right to Same Benefits. The terms and conditions of Awards need not be the same with respect to each Participant, and Awards to individual Participants need not be the same in subsequent years (if granted at all).

10.14 Death/Disability. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by the Plan.

10.15 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

10.16 Section 409A. The Plan and Awards are intended to comply with Section 409A and will be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A, it will be paid in a manner that complies with Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding any other provision of the Plan, any Plan provision that is inconsistent with Section 409A will be deemed to be amended to comply with Section 409A and to the extent such provision cannot be amended to comply, such provision will be null and void. The Company will have no liability to a Participant, or any other party, if an Award that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant, or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties will rest solely with the affected Participants and not with the Company. Notwithstanding any other provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) will be delayed for the first 6 months after such separation from service (or, if earlier, the date of death of the specified employee) and will instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. All installment payments under the Plan will be deemed separate payments for purposes of Section 409A.

10.17 Successors and Assigns. The Plan will be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator, or trustee of such estate.

10.18 Severability of Terms and Conditions. If any term or condition of the Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other term or condition of the Plan, and the Plan will be construed and enforced as if such term or condition had not been included.

10.19 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person, or other Person incapable of receipt thereof will be considered paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment will fully discharge the Committee, the Board, the Company, all Affiliates, and their employees, agents, and representatives with respect thereto.

10.20 Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant must irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time after the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter may specify (the “Lock-Up Period”). Each Participant must sign such documents as may be requested by the Lead Underwriter to effect the foregoing. The Company may impose stop-transfer instructions with respect to Common Stock acquired under an Award until the end of such Lock-Up Period.

10.21 Clawbacks. All awards, amounts, or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any Applicable Law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

10.22 Data Protection. A Participant’s acceptance of an Award will be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

10.23 Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but that is not yet made to a Participant by the Company, nothing in the Plan gives any Participant any right that is greater than the rights of a general unsecured creditor of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency. The grant of an Award will not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation under any Award.

10.24 Plan Construction. In the Plan, unless otherwise stated, the following uses apply:

(a) references to Applicable Law refer to the Applicable Law and any amendments and supplements thereto and any successor Applicable Law, and to all valid and binding rules and regulations promulgated thereunder, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended or supplemented, or their successors, as in effect at the relevant time;

(b) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to and including”;

(c) indications of time of day will be based upon the time applicable to the location of the principal headquarters of the Company;

(d) the words “include,” “includes,” and “including” (and the like) mean “include, without limitation,” “includes, without limitation,” and “including, without limitation” (and the like), respectively;

(e) all references to articles, sections, and exhibits are to articles, sections, and exhibits in or to the Plan;

(f) all words used will be construed to be of such gender or number as the circumstances and context require;

(g) the captions and headings of articles, sections, and exhibits have been inserted solely for convenience of reference and will not be considered a part of the Plan, nor will any of them affect the meaning or interpretation of the Plan;

(h) any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, will mean the agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and

(i) all accounting terms not specifically defined will be construed in accordance with GAAP.

SCAN TO VIEW MATERIALS & VOTE w LOAR HOLDINGS VOTE BY INTERNET 20 NEW KING STREET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above WHITE PLAINS, NY 10604 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/LOAR2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V73836-P33202 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LOAR HOLDINGS For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of Dirkson Charles, Anthony M. Carpenito, Taiwo ! ! ! Danmola and Paul S. Levy as Class I directors, each to hold office until our annual meeting of stockholders in 2028 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal. Nominees: 01) Dirkson Charles 02) Anthony M. Carpenito 03) Taiwo Danmola 04) Paul S. Levy The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2025. 3. Approval of Amended and Restated Loar Holdings Inc. 2024 Equity Incentive Plan. ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V73837-P33202 LOAR HOLDINGS ANNUAL MEETING OF STOCKHOLDERS JUNE 3, 2025 10:00 AM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Dirkson Charles and Glenn D’Alessandro, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of LOAR HOLDINGS that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET, on June 3, 2025, virtually at www.virtualshareholdermeeting.com/LOAR2025 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side